DTCC Data Repository (U.S.) LLC ("DDR")

Guide to Security-Based Swap Data Repository Processes

DRAFT - subject to change

ALL RIGHTS RESERVED
COPYRIGHT 2017
THE DEPOSITORY TRUST & CLEARING CORPORATION

BY RECEIPT AND REVIEW OF THESE MATERIALS, THE RECIPIENT ACKNOWLEDGES AND AGREES THAT THESE MATERIALS ARE AND SHALL REMAIN, AND BE TREATED AND MAINTAINED
BY ANY RECIPIENT, AS CONFIDENTIAL AND AS SUCH MAY NOT BE DISCLOSED. FURTHER, THE RECIPIENT AGREES THAT ALL COPYRIGHT AND OTHER INTELLECTUAL PROPERTY RIGHTS
IN OR RELATING TO THESE MATERIALS ARE AND SHALL REMAIN THE PROPERTY OF DTCC.

Overview       1
Who Can Submit Trades to DDR?     1
What are DDR's On-boarding Requirements?   1
What Types of On-boarding Does DDR Offer?   1
How do I On-board?      2
What fees does DDR Charge its Users?    2
What Additional Information Must Market Participants Provide? 4
How Are Trades Submitted?     5
How is Trade Submission Supported?    5
What Are Trade Reporting Sources?    6
What Submission Types Are Supported?    6
What Are the Fields for Credits, Equity and Rates?  8
 Credits:      8
 Equities      13
 Rates       20
How Do Users Submit Historical Trades to DDR?   25
Identification Codes      26
 Global LEI's      26
 Other IDS      27
 About Transaction IDs     28
How Are Cleared Trades Handled?     28
How Do I Submit Trades via Spreadsheet Upload?   29
What Activity Types Are Supported?    30
What Transaction Types Are Supported?    30
How Do I Submit Lifecycle Events via Spreadsheet Upload? 32
How Do I Download Previously Uploaded Spreadsheets?  33
How Does DDR Conduct Public Price Dissemination?  34
How Do I Know That DDR Accepted My Transaction?   36
How Does DDR Calculate Trade State?    36
How Does DDR Calculate Positions?    37
How Do I Confirm, Verify or Dispute the Accuracy of a Security-Based Swap Transaction? 37
 Pairing Methodology to Confirm a Position  37
 Verification Methodology    38
 Outreach to Non-User Counterparties   38
 Contacting Users Regarding Missing UICs   38
 Disputes      39
Reports        39
How are Users Notified of Changes to the DDR System?  39

Overview
This guide is intended to provide insight into the DTCC Data Repository (U.S.) LLC's ("DDR") processes supporting the receipt, processing, and reporting of security-based swap transactions, in accordance with regulations promulgated by the U.S. Securities and Exchange Commission ("SEC").

DDR acts as a central repository, receiving trade information from trade inception up to the maturity of the trade, including post-trade lifecycle events.
DDR receives and stores primary economic terms ("PET"), confirmation, lifecycle event, trade snapshot and verification data. DDR uses trade snapshots and/or calculations derived from new trades and post-trade lifecycle events to report positions.

Terms used but not defined herein have the meaning provided in the DDR Rulebook available on DDR's public website at http://www.dtcc.com/derivatives-services/
global-trade-repository/gtr-us.

Who Can Submit Trades to DDR?
The services offered by DDR that require registration, designation or recognition as a trade repository, swap data repository ("SDR") or security-based swap data repository ("SBSDR") under Applicable Law (the "SDR Services") are available to all Market Participants on a fair, open and equal basis.  DDR does not impose membership qualifications on Users of its SDR Services beyond requiring execution of membership documents such as a User Agreement and the ability to comply with the technical specifications of the SDR Services as published by DDR from time to time, except as otherwise required by Applicable Law.
Specifically, the SDR Services contemplate that Market Participants required to report swap and security-based swap data to a registered, designated or recognized trade repository, SDR or SBSDR in jurisdictions in which DDR operates, will be able to use the SDR Services to satisfy their reporting obligations.

In order to be granted access to the DDR Systems, receive trade information, confirm or verify transactions, submit messages or receive reports, a Market
Participant must be on-boarded (see below section on on-boarding requirements).  For those Market Participants that on-board, DDR provides a mechanism for parties to access the DDR System in order to confirm and verify transactions and provide UIC information as required under DDR's procedures.

What are DDR's On-boarding Requirements?
DDR has established minimal eligibility requirements for its Users in order to allow for fair, open and equitable access in a manner consistent with
Applicable Law.  The access requirements are contained in the DDR Rulebook which provides transparency to applicants and Users.

DDR's current Rulebook and Disclosure Document are publicly available to all prospective applicants.  To participate in the SDR Services offered by DDR, each User must:

 - Enter into a DDR User Agreement, and
 - Agree to be bound by the terms of the User Agreement and Operating Procedures as specified in Appendices A and B of the DDR Rulebook.

What Types of On-boarding Does DDR Offer?
There are generally three types of on-boarding available to DDR Users:
 - Full Access: DDR Users who request full access must enter into the User Agreement and agree to be bound by its terms and the terms of the Operating
  Procedures.  Full access Users are then eligible to submit information for swaps where they are the counterparty.  Users with full access are also able to see open swaps and other reports generated by DDR where the User is indicated as a counterparty.  This category also includes, for example, parties such as
  Swap Execution Facilities and execution platforms that are required to report, but who are not parties to the trade and could include asset managers.

 - View Only: DDR Users that are view only must enter into the View Only User Agreement and agree to be bound by its terms and the terms of the Operating
  Procedures and then are eligible to view open swaps and other reports generated by DDR where the view only User is listed as a counterparty or has been authorized by a counterparty to view data.  View only Users may not submit swap information to DDR.

 - Third-Party Service Provider: DDR Users that are third-party service providers must enter into the Third Party Provider Agreement and agree to be bound by its terms and the terms of the Operating Procedures.  Additionally, a DDR User must permission its third-party service provider through a User Supplement outlined in the
  Document Summary Guide below, which authorizes a Third-Party Service Provider to submit information on behalf of the DDR User.  Each User that the third-party service provider submits swap information on behalf of must also be on-boarded as a DDR User.  This category includes, for example, confirmation and affirmation parties.
  The primary distinction between the types of on-boarding relate to the type of connectivity that is established between the User and the DDR Systems.

How do I On-board?
The DDR On-boarding Team manages the on-boarding process.  Questions with respect to DDR on-boarding should be directed as follows:

DDR On-boarding Email:       DDR-Onboarding@dtcc.com

DDR On-boarding Hotline:      North America 1-888-382-2721 (Option 3, 2, and 1)

All DDR on-boarding materials are available online, through the DTCC Client Center, at https://dtcclearning.com/learning/gtr/register

The Document Summary Guides that follow outline the documents required for on-boarding.

What fees does DDR Charge its Users?
The fee schedule for DDR Users is located on the DDR Website at http://www.dtcc.com/derivatives-services/global-trade-repository/gtr-us.

All account holders, excluding regulators and clearers ([1] Note that clearers is defined in the DDR SEC Fee Schedule as a derivatives clearing organization,
as such term is defined in the Commodity Exchange Act section 1(a)15.),  will be subject to an annual account management fee.    This fee is charged to any account holder,
regardless of whether they are a reporting side or party (the "Reporting Party")or non-reporting side or counterparty (the "Non-Reporting Counterparty").
This account management fee will be assessed at the organization level. As a result, a fund manager or corporate parent with several funds or subsidiary entities onboarded under its organization as subaccounts will owe one account management fee.  Alternatively, each fund or entity could be setup with its own billing profile and account (i.e. not a subaccount). In this case, each fund or entity, as the account holder for its own account, would be charged the account management fee.

In addition to the annual account management fee, a party who has signed a DDR user agreement, excluding regulators and clearers, may be subject to position maintenance fees. These fees are assessed on a per position basis as described on the DDR SEC Fee Schedule.

A party that is not on-boarded with DDR is not subject to any DDR fees.

Document Summary Guide

Asset Manager:

Document  Description        Which Document must be completed?
         If your Asset Manager account is not   If your Asset Manager Account is already on-boarded, and
         already on-boarded to DDR   you wish to add more accounts, or make changes to account
               information previously provided to DDR

DDR Repository  A legal agreement used to subscribe the  Conditional: Must be completed if you  Not needed
User Agreement  Asset Manager to services provided by the  are submitting (or authorizing a Third
   Repository, and to bind the Asset Manager  Party submit) to the Repository, and your
   and the Repository to the Operating   account is not on-boarded to any DTCC
   Procedures and the Applicable Publications. Trade Repository.
   Only one of these three forms should be
   completed, as applicable.
   Please see adjacent guidance

DDR View Only         Conditional: Must be completed if   Not needed
Repository Agreement       requesting 'view only' access (no
         submissions) to data where you are named
         as the Legal Entity in the trade part field
         or in the execution agent field.

DDR Supplement to DTCC        Conditional: If you already have a signed Not needed
Non-U.S. User Agreement       User Agreement with a different DTCC
         Repository (DDRL, DDRS, DDRJ), you may sign
         this supplement and it will constitute the
         DDR Repository User Agreement, in lieu of
         the above.
         If marked on the form, the existing Super
         Access Coordinators (SACs) and Third Party
         Submitters will become authorized for DDR.

DDR Third-Party  A legal agreement that is a supplement to  Conditional: Must be completed if using a Not needed
Submitter   the repository User Agreement, and is used  third party submitter, unless the third party
Authorization   to authorize a Third Party to access and use submitter information is indicated on the 'DDR
Supplement to the  the DDR Services on the User's behalf.  Supplement to DTCC Non-U.S. User Agreement'.
Repository User
Agreement

DDR Annex I Cross A spreadsheet that constitutes Annex I of  Mandatory: Must be submitted with the  Mandatory: Must be submitted to add accounts
Asset Service  the Repository User Agreement, and Annex I  applicable Repository User Agreement or  or to make changes to account information
Request Form ASSET  of the Third party Submitter Authorization  'DDR Supplement to DTCC Non-U.S. User  previously provided.
MANAGERS  Supplement to the Repository User Agreement  Agreement'
   (if applicable). It is used to capture the
   information pertaining to all the Legal
   Entities subscribing to the Repository. This
   form includes an "Electronic Signature" tab
   which must be completed. The form will not be
   accepted without it.

Super Access   A document that is used to set up a minimum Conditional: Must be completed unless the Not needed
Coordinator (SAC)  of two users who will have full access to the SAC information is indicated on the 'DDR
Form   Repository. These users will then be able to  Supplement to DTCC Non-U.S. User Agreement'.
   create various access roles internally. Please
   note that the signatory of the form cannot be
   an Access Coordinator themselves. If you wish
   the two users to have access to all of the
   accounts listed on the User Agreement, please
   insert " see Annex I Cross Asset Service Request
   Form" in the "Account Number(s) and/ or O-code"
   section.

Non-Asset Manager
Document  Description         Which Document must be completed?
         If your User account is not already    If your User Account is already on-boarded,
         on-boarded to DDR    and you wish to add more accounts, or make
               changes to account information previously
               provided to DDR

DDR Repository  A legal agreement used to subscribe the  Conditional: Must be completed if you  Not needed
User Agreement  User to services provided by the Repository,  are submitting (or authorizing a Third and to bind the User and the Repository to  Party to submit) to the Repository, and the Operating Procedures and the Applicable  your account is not on-boarded to any
   Publications.     DTCC Trade Repository.

   Only one of these three forms should be
   completed, as applicable.

   Please see adjacent guidance.

DDR View Only        Conditional: Must be completed if requesting  Not needed
Repository Agreement       'view only' access (no submissions) to data
         where you are named as the Legal Entity in
         the trade part field or in the execution
         agent field.

DDR Supplement to       Conditional: If you already have a signed  Not needed
DTCC Non-U.S. User       User Agreement with a different DTCC
Agreement        Repository (DDRL, DDRS, DDRJ), you may sign
         this supplement and it will constitute the DDR
         Repository User Agreement, in lieu of the above.
         If marked on the form, the existing Super
         Access Coordinators (SACs) and Third Party
         Submitters will become authorized for DDR.

DDR Third-Party  A legal agreement that is a supplement  Conditional: Must be completed if using a Not needed
Submitter   to the repository User Agreement, and  third party submitter, unless the third
Authorization   is used to authorize a Third Party to  party submitter information is indicated
Supplement to the  access and use the DDR Services on the  on the 'DDR Supplement to DTCC Non-U.S.
Repository User  User's behalf.     User Agreement'.
Agreement

DDR Annex I Cross A spreadsheet that constitutes Annex I   Mandatory: Must be submitted with the  Mandatory: Must be submitted to add
Asset Service  of the Repository User Agreement, and   applicable Repository User Agreement  accounts or to make changes to account
Request Form  Annex I of the Third party Submitter   or 'DDR Supplement to DTCC Non-U.S.  information previously provided.
   Authorization Supplement to the   User Agreement'.
   Repository User Agreement (if
   applicable).
   It is used to capture the information
   pertaining to all the Legal Entities
   subscribing to the Repository. This
   form includes an "Electronic Signature"
   tab which must be completed. The form
   will not be accepted without it.

Super Access  A document that is used to set up a  Conditional: Must be completed unless the  Not needed
Coordinator  minimum of two users who will have   SAC information is indicated on the 'DDR
(SAC) Form  full access to the Repository.    Supplement to DTCC Non-U.S. User Agreement'.
   These users will then be able to create
   various access roles internally. Please
   note that the signatory of the form cannot
   be an Access Coordinator themselves. If
   you wish the two users to have access to
   all of the accounts listed on the User
   Agreement, please insert " see Annex I
   Cross Asset Service Request Form" in the
   "Account Number(s) and/ or O-code" section.

What Additional Information Must Market Participants Provide?
Pursuant to SEC Regulation, DDR must have a systemic means of identifying and tracking all products and persons involved in a security-based swap ("SBS")
transaction.  Accordingly, as part of the on-boarding process, an entity's ultimate parent LEI must be provided (and identification of natural persons may be by use of an internal ID as described in the Rulebook Rule 4.2.3.1 Identification Codes).
Additionally, SEC Regulation prescribes, the use of unique identification codes ("UICs") (see the Identification Codes section below).  Accordingly, with respect to security-based swap transactions, DDR is required to collect certain identifying information regarding both the reporting and non-reporting counterparties to a security-based swap reported to DDR.  The DDR Rulebook discusses the mechanisms through which reporting and non-reporting counterparties can submit UICs to DDR in Rule 4 Unique Identifiers.
Specifically with respect to non-reporting counterparties, a non-reporting counterparty may submit information by either (1) onboarding with DDR and submitting its own UICs, or (2) having another party that is on-boarded with DDR, such as its reporting counterparty or fund manager, submit UICs on its
behalf, no fee will be assessed for such submission.   If a non-reporting counterparty chooses not to provide information using either of these methods, it may email DDR Onboarding directly as described in the Rulebook Rule 4.2.3.2 Reporting UICs to DDR; however, that is not a preferred method because information provided by email does not have the protections and validations of direct systemic input by the owner nor is it available for review by the parties to identify errors.

How Are Trades Submitted?
DDR accepts data using the following open-source structured data formats:
- Financial Products Markup Language (FpML) and
- Comma-separated value (CSV) file.

Clients subscribing to DDR can connect to DDR and submit data via the following channels:
- Secure Shell (SSH) Secure File Transfer Protocol (sFTP) which allows for the submission of messages using either FpML or CSV file formats. sFTP is available over the internet or a dedicated network.  sFTP is a network protocol that provides file access, file transfer, and file management over a secure
 channel such as SSH.  SSH allows data to be exchanged using a secure transmission channel between two networked devices.
- Message Queue (MQ) Channels allow for submission of messages using FpML.  MQ is available only via a dedicated network.  IBM WebSphere MQ is an assured delivery mechanism, which consists of queues managed by Queue Managers and allows messages to be entered into and retrieved from queues.  Movement of messages between queues is facilitated by components called Channels and Transmission Queues.  Prior to defining a new MQ channel to DTCC, customers must ensure they have TCP/IP connectivity using either the DTCC SMART, NYSE SFTI or BT RADIANZ networks.  The IP addresses that the customer presents to DDR must be provisioned in DTCC's routers and firewalls (DTCC, The Depository Trust & Clearing Corporation, is the ultimate parent of DDR and is the source of infrastructure upon which DDR operates).
- Connect:Direct (previously known as Network Data Mover or NDM) allows for the submission of files using two formats: Binary mode (where no translation occurs), or in a mode where translation is used to convert an ASCII file to EBCDIC as it is moved to a mainframe (or vice-versa).
 Connect:Direct is available only via a dedicated network.  Connect:Direct is used to transfer files between mainframes and midrange computers.
- Web Graphical User Interface (GUI) allows for the uploading of CSV files over the web.  Web GUI is available over the internet using Hypertext
 Transfer Protocol Secured (HTTPS).

How is Trade Submission Supported?
DDR supports dual submission of a trade (that is each side submits the trade) or a single submission of a trade (where one party submits both sides of the trade).
A Unique Trade Identifier (UTI) is used to uniquely identify each trade and the counterparties to the trade throughout its existence.

DDR supports submissions from all types of Market Participants including:

- Central Counterparty Clearing House (CCP)
- Dealer
- Buy-Side Client
- Fund Administrator
- Third-Party Service Provider
- Confirmation Service Provider
- Providers of Asset Servicing
- Custodian
- Asset Manager
- Other Intermediary
- Private Client
- Futures Commission Merchant (FCM)
- Regulator
- Prime Broker

What Are Trade Reporting Sources?
DDR accepts the following source types:
- Trusted
- Priority
- Standard

Source assignment is applicable only for Real Time/PPD, PET, Confirm, and Snapshot messages.
Trusted Source  An entity that meets the requirement of "Trusted Source" under the DDR Rulebook, for example, providers of asset servicing, such as the DTCC Trade Information Warehouse service, and central counterparties (CCPs).
Priority Source  An entity whose submissions to DDR are given precedence over standard participant submissions, but are not considered the official record of the trade. One example would be confirmation service providers.
   Note: The priority source designation is not applicable to all asset classes.
Standard Source  An entity whose submissions are not tagged trusted or priority.

What Submission Types Are Supported?

The following submission types are supported:

Submission Type   Description

Real Time ("RT")/PPD  Used to report the pricing Information of the trade and lifecycle events publically. The transaction type on the submission indicates
Message (Public Price   if the RT/PPDMessage is for a trade or a lifecycle event.  The Reporting Party  will be required to use this message to instruct
Dissemination)   DDR to disseminate the record on DDR's public website.  DDR's message template identifies required fields that must be populated.
        Upon receipt of the RT/PPD message, DDR will timestamp the record and generate a dissemination ID for the trade record.
    DDR will then immediately disseminate the record to its public website.

PET ("Primary Economic   This message supports regulatory non-public reporting.
Terms")    Used to report the full details of the economic terms for trade and lifecycle events prior to confirmation.
     The transaction type on the submission indicates if the PET submission is for the trade or a lifecycle event.
    This message allows a User to submit all required information.  The template does not require all confirmed fields (some secondary fields)
    to be populated at this time.

Confirmation   This message supports regulatory non-public reporting. Used to report the confirmation data agreed upon by the trading parties confirming the trade. The transaction type on the submission indicates if the confirm submission is for the trade or a lifecycle event.  This message allows a User to submit additional required information that specifies confirmation data fields.

PET-Confirmation  This message supports the combined PET and Confirmation fields in one message.

Snapshot   This message supports regulatory non-public reporting.  This message can be used for new transaction submission as well as lifecycle update events.  Used either to report the "point-in-time" view of the trade or to report the trade opening. The
    "point-in-time" view of the trade may include any trade lifecycle events.  Users may choose to submit a snapshot for historical messages to represent the current state of the transaction.  Also, Users may choose to use this message to submit the lifecycle event for a transaction.  This message contains all the fields required to meet DDR required control fields and SEC primary and secondary fields.

Verification   This message allows the Non-Reporting Counterparty DDR Users to indicate agreement or disagreement with a position submitted to DDR on which they are listed as the counterparty.

UIC Message ("UIC")  This message allows a non-reporting User to submit UIC's for itself including: Branch ID, Broker ID, Execution Agent ID,
    Trading Desk ID and Trader ID.

Event    Used to submit the static data related to an event, such as a compression or credit event. The event data is used to describe an event for which the trade detail updates have been sent.

RT/PPD-PET /    This message supports the combined RT/PPD, PET and Confirmation fields in one message.
RT/PPD-PET
Confirmation

Note: Event messages are not supported for all asset classes. For example, for the rates asset class, new trades and terminations resulting from compression events are submitted using PET, Confirm, and Snapshot submissions.

What Are the Fields for Credits, Equity and Rates? ([2] Fields may be required, conditional or optional, as described in the message specifications provided to Users.)

DDR accepts all security-based swaps reported to it in the Credit, Equity and Rates ([3] DDR has included the Rates asset class based upon industry feedback advising of security-based product underliers.) asset classes.
Matrices for the Credit, Equity and Rates asset classes are made available on a password protected website, at https://dtcclearning.com/learning/gtr/login.

Credits:
SEC Rule Data Field    Description
901.c.1  Product ID Prefix   The prefix value for the type of Product ID provided.
901.c.1  Product ID Value   The ISDA Taxonomy representing the product structure.
901.c.1.i Option Style    An indication of the style of the option transaction.
901.c.1.i Option Type    An indication of the type of option.
901.c.1.i Primary Asset Class   Indicates asset class associated to the message.
901.c.1.i Reference Entity   The name of the underlying security.
901.c.1.i Reference Entity ID   The unique Markit RED ID of the reference entity.
901.c.1.i Reference Obligation   The ISIN or CUSIP of the obligations associated to the security.
901.c.1.i Reference Price    Price of the security of a CDS on MBS/EMBS.
901.c.1.ii Effective Date    The date that the reportable  transaction becomes effective.
901.c.1.iii Option expiration   An indication of the date after which the option is no longer available for exercise.
901.c.1.iii Scheduled Termination Date  The maturity, termination, or end date of the transaction.
901.c.1.iv Fixed Amount Payment Delay Applicable This field describes if a payment delay is applicable.
901.c.1.iv Initial Payment Amount   A fixed payment amount paid by the initial amount payer, agreed at trade inception for index products.
901.c.1.iv Initial Payment Currency  The currency for the 'Initial Payment Amount'.
901.c.1.iv Payment Frequency Period 1  Denotes a time period describing how often parties to the reportable swap transaction exchange payments associated with each party's obligation under the reportable swap transaction.
901.c.1.iv Payment Frequency Period Multiplier 1 Identifies the payment frequency multiplier. An integer multiplier of a time period describing how often the parties to the reportable transaction exchange payments associated with each party's obligation under the reportable swap transaction.
901.c.1.iv Single Payment Amount   A fixed payment amount paid by the initial amount payer, agreed at trade inception for single name products.
901.c.1.iv Single Payment Currency   The currency of the 'Single Payment Amount'.
901.c.1.iv Single Payment Date   The date on which the Single Payment Amount is made.
901.c.2  Original Execution Timestamp  The date and time of the original execution timestamp of the transaction.
901.c.3  Option Strike Price   The level or price at which an option may be exercised.
901.c.3  Option premium    The amount paid to enter into an Option.
901.c.3  Option premium currency   The currency associated with the Option Premium.
901.c.3  Price  Notation - Price Type 1  The quoting type associated with the Price Notation.
901.c.3  Price Notation - Price 1  The quoted price at time of trade execution.
901.c.4  Notional Amount 1   Identifies the notional amount.
901.c.4  Notional Currency/Units 1  Identifies the currency of the Notional Amount.
901.c.5  SEC Trade Party 1 Role   Indication of registration status for Party 1.
901.c.5  SEC Trade Party 2 Role   Indication of registration status for Party 2.
901.c.6;
901.d.6  Clearer Prefix    Prefix of Clearing DCO
901.c.6;
901.d.6  Clearer Value    Indication if the trade will be cleared, and where.
901.c.7;
907.a.4  Inter-Affiliate    Indicate whether the transaction is between two affiliated entities.
901.c.7;
907.a.4  Nonstandard Flag   Provides an indication that the transaction has one or more additional term(s) or provision(s) not indicated that materially affect(s) the price of the reportable swap transaction.
901.c.7;
907.a.4  Pricing Context    Usage# 1- Real-Time Reporting:To explain whether and why the primary trade information does not provide all the material information necessary to identify a customized SBS or does not contain the data elements necessary to calculate the price and or whether the reported price may be affected by a factor which is not otherwise discernible to market observers. Usage# 2- Recordkeeping: to explain why a trade has not been publically reported.
901.c.7;
907.a.4  Compressed Trade   Indication that the transaction has been subject to or is the result of compression.
901.d.1  Trade Party 1 Prefix   Prefix for the ID in the Trade Party 1 Value field.  This field will be used to validate the value provided in "Trade Party 1 Value"
901.d.1  Trade Party 1 Value   The ID of Trade Party 1 associated to the Trade Party 1 Prefix.
901.d.1  Trade Party 2 Prefix   Prefix for the ID in the Trade Party 2 Value field.  This field will be used to validate the value provided in "Trade Party 2 Value"
901.d.1  Trade Party 2 Value   The ID of Trade Party 2 associated to the Trade Party 2 Prefix.
901.d.1  Indirect counterparty ID - Party 1 Prefix The Prefix for the ID in the "Indirect counterparty ID - Party 1 Value" field.  This field will be used to validate the value provided in "Indirect counterparty ID - Party 1 Value"
901.d.1  Indirect counterparty ID - Party 1 Value  The ID or name of the Indirect Counterparty of Trade Party 1 Value.  If prefix is LEI, then
        LEI Id required.
901.d.1  Indirect counterparty ID - Party 2 Prefix The Prefix for the ID in the "Indirect counterparty ID - Party 2 Value" field.  This field will be used to validate the value provided in "Indirect counterparty ID - Party 2 Value"
901.d.1  Indirect counterparty ID - Party 2 Value The ID or name of the Indirect Counterparty of Trade Party 2 Value. If prefix is LEI, then
        LEI ID required
901.d.1  Name of Trade Party 1   Legal Name of Trade Party 1.
901.d.1  Name of Trade Party 2   Legal Name of Trade Party 2.
901.d.2  Broker Id Party 1 Prefix  Prefix of the Broker for Trade Party 1 if applicable.
901.d.2  Broker Id Party 1 Value   Indicates the LEI of the Broker for Trade Party 1 if applicable.
901.d.2  Broker Id Party 2 Prefix  Prefix of the Broker for Trade Party 1 if applicable.
901.d.2  Broker Id Party 2 Value   Indicates the LEI of the Broker for Trade Party 2 if applicable.
901.d.2  Desk ID Party 1    The client assigned identifier for the Desk ID of Trade Party 1.
901.d.2  Desk ID Party 2    The client assigned identifier for the Desk ID of Trade Party 2.
901.d.2  Execution Agent Party 1 Prefix  Prefix of the Execution Agent for Trade Party 1 if applicable.
901.d.2  Execution Agent Party 1 Value  LEI of execution agent.
901.d.2  Execution Agent Party 2 Prefix  Prefix of the Execution Agent for Trade Party 2 if applicable.
901.d.2  Execution Agent Party 2 Value  LEI of execution agent.
901.d.2  Branch ID Location Party 1  The location of the Branch for Trade Party 1
901.d.2  Branch ID Location Party 1 (Subdivision+branch ) The location of the Branch for Trade Party 1
901.d.2  Branch ID Location Party 2  The location of the Branch for Trade Party 2
901.d.2  Branch ID Location Party 2 (Subdivision+branch ) The location of the Branch for Trade Party 2
901.d.2  Trader ID Party 1   ID of the Trader for Party 1
901.d.2  Trader ID Party 2   ID of the Trader for Party 2
901.d.3  Buyer prefix    Prefix for the LEI in the Buyer value field.
901.d.3  Buyer value    For swaps, the LEI of the Trade Party buying protection.  For Swaptions, the LEI of the Trade Party paying the premium.
901.d.3  Day Count Fraction   Determination of the number of days in the accrual period for the transaction to calculate the interest payment.
901.d.3  Fixed Rate (per annum)   The fixed rate of the contract.
901.d.3  Initial Factor    The part of the mortgage that is outstanding on trade inception, i.e. has not been repaid yet as principal. It is expressed as a multiplier factor to the mortgage: 1 means that the whole mortgage amount is outstanding, 0.8 means that 20% has been repaid.
901.d.3  Interest Shortfall Cap Applicable Indicates if interest shortfall is applicable to the transaction
901.d.3  Interest Shortfall Cap Basis  Indicates the Cap Basis of the Interest Shortfall
901.d.3  Interest Shortfall Compounding Applicable Indicates if Interest Shortfall compounding is applicable
901.d.3  Optional Early Termination Applicable Indicates if Early Termination is applicable on the transaction
901.d.3  Single / Initial Payment Amount Payer The payer of the Single or Initial Amount.
901.d.3  Single / Initial Payment Amount Receiver The receiver of the Single or Initial Amount.
901.d.3  Underlying Fixed Rate Payer (Buyer) If the Option Type is "Payer", the Swaption Buyer. If the Option Type is "Receiver", the Swaption
       Seller.
901.d.3  Underlying Float Rate Payer (Seller) If the Option Type is "Payer", the Swaption Seller. if the Option Type is "Receiver", the Swaption
       Buyer.
901.d.4  Master Agreement Date   The agreement executed between the parties to the trade and intended to govern all applicable Credit derivatives transactions between those parties.
901.d.4  Master Document Transaction Type Represents the "Master Confirmation Transaction Type" for a Single-Name or Index trade that uses the
       Master Confirm form of documentation. Represents the "Transaction Type" for a Single-Name trade that uses the Matrix form of documentation.
901.d.4  Documentation Type   Indicates if documentation type is Matrix or Standards Terms Supplement
901.d.4  Collateral agreement title  The title of the collateral agreement
901.d.4  Collateral agreement date  The date of the collateral agreement
901.d.4  Other agreement title   The title of other agreement
901.d.4  Other agreement date   The date of other agreement
901.d.5  Legal Final Maturity Date  The date upon which all principal and interest must be repaid.
901.d.5  Recovery Price    The price specifies the recovery level to be applied on a default.
901.d.5  Restructuring Events   This field indicates if restructuring applies to the transaction.
901.d.7  Clearing Exception Type   Indicates the type of clearing exception invoked on the transaction.
901.d.7  Clearing Exception Party Prefix  Prefix for the Clearing Exception Party Value
901.d.7  Clearing Exception Party Value  LEI of the Clearing Exception Party for end-user clearing exceptions.
901.d.8  Exercise Event Type   The settlement terms if the option is exercised.
901.d.8  Settlement Currency   The currency of settlement.
901.d.8  Swaption Settlement Style  The settlement terms which apply to the transaction.
901.d.9  Execution Venue    The exchange or execution facility on which the trade was executed.
901.d.9  Execution Venue Prefix   The prefix for the Execution Venue
901.e.1.i Affected Notional Amount  Identifies the change in notional from the notional previously reported.
901.e.1.i Affected Notional Currency  The currency related to the Affected Notional Amount when submitted.
901.e.1.i Event ID Party 1   A value provided by the user representing the lifecycle event for party 1.
901.e.1.i Event ID Party 2   A value provided by the user representing the lifecycle event for party 2.
901.e.1.i Event Processing ID   Indicates when the trade is part of a multi-transaction event (e.g. credit event, compression).
901.e.1.i Execution Timestamp   The date and time of execution of the post trade transaction.
901.e.1.i Lifecycle Event    Describes the event type of the record being submitted.
901.e.1.i Post Trade Effective Date  The date the modification of a transaction becomes effective.
901.e.1.i Post Trade Payment Amount  This field represents an amount payable in connection with the modification of a transaction.
901.e.1.i Post Trade Payment Currency  The currency for the 'Post Trade Payment Amount'.

901.e.1.i Post Trade Payment Date   The date on which the post trade payment is made.
901.e.1.i Post Trade Payment Payer  The party paying the post trade payment amount.
901.e.1.i Post Trade Payment Receiver  The party receiving the post trade payment amount.
901.e.1.i Prior UTI    Indicates the prior transaction ID of a swap resulting from an allocation, termination, novation, assignment, compression or clearing.
901.e.1.i Transaction Type   The Type of Transaction being submitted, whether for a new submission or post trade event.
901.e.1.i Remaining Party prefix   The Prefix for the ID value submitted in Remaining Party Value.
901.e.1.i Remaining Party value   The ID for the Remaining Party.  This field represents the remaining party of a novated or assigned trade.
901.e.1.i Transferee Prefix   The Prefix for the ID value submitted in 'Transferee value'.
901.e.1.i Transferee value   The ID of the Transferee.  This field represents the Trade Party that steps into an existing trade as a result of a novation or assignment.
901.e.1.i Transferor Prefix   The Prefix for the ID value submitted in 'Transferor value'.
901.e.1.i Transferor value   The ID of the Transferor.  This field represents the Trade Party that has assigned or novated the trade to the Transferee.  This is the "step-out" party of the original trade.
901.g;
901.d.10; 9
01.e.2   UTI     Unique transaction Identifier assigned to a swap.
902.c.7  Allocation Indicator   An indication that the swap is a post-allocation or a pre-allocation swap.
13n-5(b)(1)(iii) Confirmation Type  Indicates if the PET or Confirmation submission is a paper document or an electronic document.
       "Not Confirmed" indicates a transaction that will not have a confirmation (i.e. internal trade).
13n-5(b)(1)(iii) Data Submitter Message ID This field allows a client to submit their own message ID for internal purposes.
13n-5(b)(1)(iii) Data Submitter prefix  Prefix for the value provided in the "Data Submitter value".
13n-5(b)(1)(iii) Data Submitter value  The LEI for the Submitter.
DDR required Action     This is a DTCC control field, which describes the action to be applied to the trade message.
DDR required As of Date Time    This is the timestamp that the user is providing for the lifecycle event or new transaction.
DDR required Message Type    This field will describe the type of TR message being submitted (Confirmation, PET, Realtime,
       Snapshot etc.).
DDR required Party 1 Reporting Obligation  This field identifies the regulator the submitter has requested the message be sent to.
DDR required Party 2 Reporting Obligation  This field identifies the regulator the submitter has requested the message be sent to.
DDR required Submitted For Prefix   The Prefix for the Submitted for Value
DDR required Submitted For value   The ID of the party the transaction is submitted for.
DDR required Trade Date    The date on which the trade was executed.
DDR required sendTo     Used for routing messages to DTCC's GTR data centers.
13n-5(b)(1)(iii)Confirmation Date Time   Denotes the business date and time of the confirm

Equities
SEC Rule Data Field    Description
901.c.1  Product ID Prefix   The prefix value for the type of Product ID provided.
901.c.1  Product ID Value   The ISDA Taxonomy representing the product structure.
901.c.1.i Option Type    An indication of the type of option.
901.c.1.i Option Family/Style   An indication of the style of the option transaction.
901.c.1.i Option Style    An indication of the style of the option transaction.
901.c.1.i Primary Asset Class   Indicates asset class associated to the message.
901.c.1.i Underlying Asset   The Underlying Asset ID of the transaction
901.c.1.i Underlying Asset Identifier Type Indicates the type of identifier submitted for Underlying Asset
901.c.1.ii Trade Date    The date on which the trade was executed.
901.c.1.iii Equity Leg Final Valuation Date  Specifies the final Valuation Date of an Equity Swap Transaction equity leg.
901.c.1.iii Expiration Date    Specifies the Expiration Date in respect of a Option Transaction
901.c.1.iii Floating Leg End Date/Termination Date Specifies the Termination Date in respect of an Equity Swap Transaction. This is the last payment date on the floating leg.
901.c.1.iii Period End Date    In respect of each Dividend Period, the date observations end for the given Dividend Period.
901.c.1.iii Termination Date/Expiration Date The maturity, termination, or end date of the transaction.
901.c.1.iii Valuation Date    The maturity date of the transaction for Forward and Variance Swap
901.c.1.iv Premium Payment Date   Payment date of the premium
901.c.1.iv Cash Settlement Payment Date  For a Cash-settled Forward Transaction specifies the Cash Settlement Payment Date
901.c.1.iv Cash Settlement Payment Date Offset Specifies the Cash Settlement Payment Date in terms of a number of Currency Business Days following the Valuation Date.
901.c.1.iv Dividend Payment Offset   For an Dividend Swap Transaction this specifies the Cash Settlement Payment Date in terms of a number of Currency Business Days following the Valuation Date.
901.c.1.iv Equity Leg Payment Dates  List of payment dates for the equity leg
901.c.1.iv Fixed Amount Payment Date  In respect of each Dividend Period, the adjusted fixed payment date for the given Dividend Period.
901.c.1.iv Fixed Amount Payment Date Offset Indicates the number of relative days that the fixed amount will be paid.
901.c.1.iv Floating Leg Designated Maturity Period The floating rate option quote rate (LIBOR 1 month vs 3 months)
901.c.1.iv Floating Leg Designated Maturity Period Multiplier The floating rate option quote rate multiplier (LIBOR 1 month vs 3 months)
901.c.1.iv Floating Leg Payment Dates  Shows the Period End Dates for each Floating Leg Calculation Period which is also the payment date
901.c.1.iv Floating Leg Payment Frequency Period The frequency of floating leg payments
901.c.1.iv Floating Leg Payment Frequency Period Multiplier The frequency multiplier of floating leg payments
901.c.1.iv Floating Rate Option   Specifies the Floating Rate Option in respect of an Equity Swap Transaction (Libor). This field is not applicable if fixed rate has been selected for the interest leg.
901.c.1.iv Period Fixed Amount   In respect of each Dividend Period, the fixed Cash amount for the given Dividend Period.
901.c.1.iv Period Fixed Strike   Amount to pay per underlyer for each Dividend Period.
901.c.1.iv Period Start Date   In respect of each Dividend Period, the date observations start for the given Dividend Period.
901.c.1.iv Premium     The amount paid to enter into an Option.
901.c.1.iv Premium Amount    The amount paid to enter into an Option in a Structured Product.
901.c.1.iv Premium Amount Currency   The currency associated with the Premium Amount.
901.c.1.iv Premium Currency   The currency associated with the Premium.
901.c.1.iv Prepayment Amount   Amount paid at the beginning of the deal instead of the forward date
901.c.1.iv Prepayment Currency   Currency of the amount paid at the beginning of the deal instead of the forward date
901.c.1.iv Prepayment Date    Date of the prepayment
901.c.1.iv Price Notation    The quoted price at time of trade execution.
901.c.1.iv Price Notation Type   The quoting type associated with the Price Notation.
901.c.2  Original Execution Timestamp  The date and time of the original execution timestamp of the transaction.
901.c.3  Declared Cash Dividend Percentage For a Dividend Swap Transaction, an amount as declared by the Issuer, before the withholding or deduction of taxes at source in respect of such a dividend.
901.c.3  Declared Cash Equivalent Dividend Percentage For a Dividend Swap Transaction, an amount per Share being the cash value of any stock dividend declared by the Issuer or, if the Issuer declares no cash value, the cash value of such stock dividend.
901.c.3  Dividend Payment Date   In respect of each Dividend Period, the adjusted cash settlement date for the given Dividend Period. (repeatable)
901.c.3  Fee In     This is an upfront payment the buyer pays.
       If Fee In  specifies an amount in Basis Points to be paid by the non-equity payer.
       (Mainly used with AEJ MCAs)
901.c.3  Forward Price    Price to be paid in future for underlyer
901.c.3  Forward Price Currency   Price currency to be paid in future for underlyer
901.c.3  Forward Strike Percentage  Specifies the percentage of the price of the Share on the Strike Date that will be the Strike Price for a Option Transaction that is forward starting.
901.c.3  Funded Amount    Specifies the amount of the funding in respect of an Equity Swap Transaction.
901.c.3  Funded Amount Currency   Specifies the currency amount of the funding in respect of an Equity Swap Transaction.
901.c.3  Material Non-Cash Dividend  Identifies if Material Non-Cash Dividends are applicable.
901.c.3  Multiplier (Index)   A multiplier which increases exposure of the underlier for an index
901.c.3  Option Strike Price   The level or price at which an option may be exercised.
901.c.3  Special Dividends   Indicates if Special Dividends (extremely large dividends out of the normal) apply
901.c.3  Strike Price    Specifies the Strike Price in respect of a Option Transaction.
901.c.3  Strike Price Currency   The Currency associated to the Strike Price
901.c.3  Underlying Asset Declared Cash Dividend Percentage Percentage of declared cash dividend to be paid
901.c.3  Underlying Asset Declared Cash Equivalent Dividend Percentage Percentage of declared non-cash dividend to be paid
901.c.3  Underlying Asset Dividend Percentage Identifies the percentage of the dividend to be paid.
901.c.3  Underlying Asset Fixed Rate  Payer of the equity leg (per underlier)
901.c.3  Underlying Asset Floating Leg Spread Spread on the financing leg
901.c.3  Underlying Asset Initial Price  Stated initial price. (Price of first observation)
901.c.3  Underlying Asset Initial Price Currency Currency of the initial price
901.c.3  Underlying Asset Initial Price Election Method to identify the initial price
901.c.3  Variance Cap    Specifies the Variance Cap in respect of a Variance Swap Transaction.
901.c.3  Variance Strike Price   Expected variance  (Square of Volatility Strike Price)
901.c.3  Volatility Cap    Specifies the Volatility Cap in respect of a Variance Swap Transaction.
901.c.3  Volatility Strike Price Expected Volatility  (Volatility Strike Price = Square root of Variance Strike Price .)
901.c.4  Deal Notional Amount   Specifies the Equity Swap Notional Amount in respect of the Equity Swap Transaction.
901.c.4  Deal Notional Amount Currency  Specifies the currency of the Equity Notional Amount in respect of an Equity Swap Transaction.
901.c.4  Deal Units    Number of units for the deal
901.c.4  Notional Amount    The current number of baskets x Fixed Strike Price
901.c.4  Notional Amount Currency  The currency of the Notional Amount
901.c.4  Number of Options   Specifies the Number of Options in respect of a Option Transaction.
901.c.4  Number of Shares/Baskets  Specifies the Number of Shares in respect of an Dividend Swap Transaction.
901.c.4  Number of Shares/Units   Specifies the Number of Shares in respect of a Forward Transaction.
901.c.4  Option Entitlement (Share)  A multiplier which increases exposure of the underlyer
901.c.4  Underlying Asset Notional  Notional of Underlying Asset
901.c.4  Underlying Asset Notional Currency Currency associated with the Underlying Asset Notional
901.c.4  Underlying Asset Number of Units/Shares Units per underlyer
901.c.4  Variance Amount    Size of the deal
901.c.4  Vega Notional Amount   Notional of the deal (Variance Amount * 2 * Volatility Strike Price)
901.c.4  Vega Notional Currency   The Currency of Vega Notional Amount
901.c.5  SEC Trade Party 1 Role   Indication of registration status for Party 1.
901.c.5  SEC Trade Party 2 Role   Indication of registration status for Party 2.
901.c.6;
901.d.6  Clearer Prefix    Prefix of Clearer
901.c.6;
901.d.6  Clearer Value    Indication if the trade will be cleared, and where.
901.c.7;
907.a.4  Inter-Affiliate    Indicate whether the transaction is between two affiliated entities.
901.c.7;
907.a.4  Non Standard Flag   Provides an indication that the transaction has one or more additional term(s) or provision(s) not indicated that materially affect(s) the price of the reportable swap transaction.
901.c.7;
907.a.4  Pricing context    Usage# 1- Real-Time Reporting: To explain whether and why the primary trade information does not provide all the material information necessary to identify a customized SBS or does not contain the data elements necessary to calculate the price and or whether the reported price may be affected by a factor which is not otherwise discernible to market observers.
       Usage# 2- Recordkeeping: to explain why a trade has not been publically reported.
901.c.7;
907.a.4  Compressed Trade   Indication that the trade is as a result of a compression event
901.d.1  Party 1 Prefix    Prefix for the ID in the Trade Party 1 Value field.  This field will be used to validate the value provided in "Trade Party 1 Value"
901.d.1  Party 1 Value    The ID of Trade Party 1 associated to the Trade Party 1 Prefix.
901.d.1  Party 2 Prefix    Prefix for the ID in the Trade Party 2 Value field.  This field will be used to validate the value provided in "Trade Party 2 Value"
901.d.1  Party 2 Value    The ID of Trade Party 2 associated to the Trade Party 2 Prefix.
901.d.1  Indirect counterparty ID - Party 1 Prefix The Prefix for the ID in the "Indirect counterparty ID - Party 1 Value" field.  This field will be used to validate the value provided in "Indirect counterparty ID - Party 1 Value"
901.d.1  Indirect counterparty ID - Party 1 Value  The ID of the Indirect Counterparty of Trade Party 1 Value
901.d.1  Indirect counterparty ID - Party 2 Prefix The Prefix for the ID in the "Indirect counterparty ID - Party 2 Value" field.  This field will be used to validate the value provided in "Indirect counterparty ID - Party 2 Value"
901.d.1  Indirect counterparty ID - Party 2 Value The ID of the Indirect Counterparty of Trade Party 2 Value
901.d.1  Name of Trade Party 1   Legal Name of Party 1
901.d.1  Name of Trade Party 2   Legal Name of Party 2
901.d.2  Broker Id Party 1 Prefix  Prefix of the Broker for Trade Party 1 if applicable.
901.d.2  Broker Id Party 1 Value   Indicates the LEI of the Broker for Trade Party 1 if applicable.
901.d.2  Broker Id Party 2 Prefix  Prefix of the Broker for Trade Party 2 if applicable.
901.d.2  Broker Id Party 2 Value   Indicates the LEI of the Broker for Trade Party 2 if applicable.
901.d.2  Desk ID Party 1    The client assigned identifier for the Desk ID of Trade Party 1.
901.d.2  Desk ID Party 2    The client assigned identifier for the Desk ID of Trade Party 2.
901.d.2  Execution Agent Party 1 Prefix  Prefix of the execution agent party 1 value if applicable.
901.d.2  Execution Agent Party 1 Value  LEI of execution agent.
901.d.2  Execution Agent Party 2 Prefix  Prefix of the execution agent party 2 value if applicable.
901.d.2  Execution Agent Party 2 Value  LEI of execution agent.
901.d.2  Branch ID Location Party 1  The location of the Branch for Trade Party 1
901.d.2  Branch ID Location Party 1 (Subdivision + Branch) The location of the Branch for Trade Party 1
901.d.2  Branch ID Location Party 2  The location of the Branch for Trade Party 2
901.d.2  Trader ID Party 1   ID of the Trader for Party 1
901.d.2  Trader ID Party 2   ID of the Trader for Party 2
901.d.3  Buyer Prefix    Prefix for the LEI in the Buyer value field.
901.d.3  Buyer Value    For swaps, the LEI of the Trade Party buying protection.  For Swaptions, the LEI of the Trade Party paying the premium.
901.d.3  Day Count Convention   Determination of the number of days in the accrual period for the transaction to calculate the interest payment.
901.d.3  Equity Leg Valuation Dates  List of dates to value the equity or reset dates
901.d.3  Equity Leg Valuation Frequency Period Equity leg reset frequency
901.d.3  Equity Leg Valuation Frequency Period Multiplier Equity leg reset frequency multiplier
901.d.3  Fee Out     This is an at end of swap payment the buyer pays.
       If Fee Out  specifies an amount in Basis Points to be paid by the non-equity payer.
       Mainly used with AEJ MCAs)
901.d.3  Fixed Amount Payer Prefix  Prefix for the ID in the Fixed amount payer value field.
901.d.3  Fixed Amount Payer Value  This field specifies the Party that pays the fixed amount.
901.d.3  Fixed Amount Receiver Prefix  Prefix for the ID in the Fixed amount receiver value field.
901.d.3  Fixed Amount Receiver Value  This field specifies the Party that receives the fixed amount.
901.d.3  Lifecycle Amount Payer Prefix  Prefix for the ID in the Lifecycle amount payer value field.
901.d.3  Lifecycle Amount Payer Value  The party paying the lifecycle payment amount.
901.d.3  Lifecycle Amount Receiver Prefix Prefix for the ID in the Lifecycle amount receiver value field.
901.d.3  Lifecycle Amount Receiver Value  The party paying the lifecycle payment amount.
901.d.3  Optional Early Termination Indicator Indicates if Early Termination is applicable on the transaction
901.d.3  Premium Payer Prefix   Prefix for the ID in the premium payer field.
901.d.3  Premium Payer Value   The ID of the Premium Payer associated to the Premium Payer Prefix.
901.d.3  Underlying Asset Equity Amount Payer Prefix  Prefix for the ID in the Underlying Asset Equity Amount Payer value field.
901.d.3  Underlying Asset Equity Amount Payer Value  Payer of performance for  an specific equity underlier
901.d.3  Underlying Asset Equity Amount Receiver Prefix  Prefix for the ID in the Underlying Asset Equity Amount Receiver value field.
901.d.3  Underlying Asset Equity Amount Receiver Value  Party that receives the performance the equity leg (per underlier)
901.d.3  Underlying Asset Floating Amount Payer Prefix  Prefix for the ID in the Underlying Asset Floating Amount Payer value field.
901.d.3  Underlying Asset Floating Amount Payer Value  Party that pays the funding leg
901.d.3  Underlying Asset Floating Amount Receiver Prefix Prefix for the ID in the Underlying Asset Floating Amount Receiver value field.
901.d.3  Underlying Asset Floating Amount Receiver Value Party receiving the  funding leg payment
901.d.4  Master Agreement Date   The date of the agreement executed between the parties to the trade and intended to govern all applicable Equity derivatives transactions between those parties.
901.d.4  Master Agreement Type   The type of the agreement executed between the parties to the trade and intended to govern all applicable Equity derivatives transactions between those parties.
901.d.4  Master Agreement Version  The version of the agreement executed between the parties to the trade and intended to govern all applicable Equity derivatives transactions between those parties.
901.d.4  Collateral agreement title  The title of the collateral agreement
901.d.4  Collateral agreement date  The date of the collateral agreement
901.d.4  Other agreement title   The title of other agreement
901.d.4  Other agreement date   The date of other agreement
901.d.4  MCA Date    The date of the MCA
901.d.4  MCA Type    The type of MCA
901.d.5  Futures Price Valuation   Specifies if Futures Price Valuation is applicable to a transaction.
901.d.5  Futures Price    Specifies if Futures Price Valuation is applicable to a transaction.
901.d.7  Clearing Exception Type   Indicates the type of clearing exception invoked on the transaction.
901.d.7  Clearing exception party prefix  Prefix for the Clearing Exception Party Value
901.d.7  Clearing Exception Party Value  LEI of the Clearing Exception Party for end-user clearing exceptions.
901.d.8  Settlement Currency   The currency of settlement.
901.d.8  Settlement Method   The settlement terms which apply to the transaction.
901.d.8  Settlement Type    For a Cash-settled Option, specifies the Settlement Type for purposes of determining the Option
       Cash Settlement Amount  in respect of a Option Transaction.For a Physically-settled Option this field is not applicable and will not be displayed.0
901.d.9  Execution Venue    The exchange or execution facility on which the trade was executed.
901.d.9  Execution Venue Prefix   The prefix for the execution venue
901.e.1.i Lifecycle Change in Deal Notional Amount  Identifies the change in deal notional between the previously outstanding and currently outstanding notional.
901.e.1.i Lifecycle Change in Deal Notional Amount Currency The currency related to the Lifecycle Change in Deal Notional Amount when submitted
901.e.1.i Lifecycle Change in Deal Units    Change in number of units for whole deal
901.e.1.i Lifecycle Change in Notional Amount   Identifies the change in notional between the previously outstanding and currently outstanding notional.
901.e.1.i Lifecycle Change in Notional Amount Currency  The currency related to the Lifecycle Change in Notional Amount when submitted
901.e.1.i Lifecycle Underlying Asset    The underlying asset to be modified on a lifecycle event
901.e.1.i Lifecycle Underlying Asset Identifier Type  Scheme of the underyler code (ISIN, Bloomberg)
901.e.1.i Event Processing ID   Indicates when the trade is part of a multi-transaction event (e.g. credit event, compression).
901.e.1.i Execution Timestamp   The date and time of execution of the post trade transaction.
901.e.1.i Lifecycle Change in Number of Options   Identifies the change in Number of Options between the previously outstanding and currently outstanding notional.
901.e.1.i Lifecycle Change in Number of Shares/Baskets  Identifies the change in Number of Shares/Baskets between the previously outstanding and currently outstanding notional.
901.e.1.i Lifecycle Change in Number of Units/Shares  Identifies the change in Number of Units/Shares between the previously outstanding and currently outstanding notional.
901.e.1.i Lifecycle Change in Underlying Asset Number of Units/Shares Identifies the change in Underlying Asset Units/Shares between the previously outstanding and currently outstanding notional.
901.e.1.i Lifecycle Change in Variance Amount  Identifies the change in notional between the previously outstanding and currently outstanding Vega Amount.
901.e.1.i Lifecycle Change in Vega Notional  Identifies the change in notional between the previously outstanding and currently outstanding Vega Notional
901.e.1.i Lifecycle Change in Vega Notional Currency The currency related to the Lifecycle Change in Vega Notional Currency when submitted
901.e.1.i Lifecycle Event     Describes the event type of the record being submitted.
901.e.1.i Lifecycle Payment Amount  Payment by one of the parties for the right to transact this event.
901.e.1.i Lifecycle Payment Amount Currency The currency related to the Lifecycle Payment Amount
901.e.1.i Lifecycle Payment Date   The payment date for the lifecycle event
901.e.1.i Lifecycle Transaction Date  The execution date of the lifecycle event
901.e.1.i Lifecycle Underlying Asset Equity Amount Payer Prefix  Prefix for the ID in the Lifecycle Underlying Asset Equity Amount Payer
          value field.
901.e.1.i Lifecycle Underlying Asset Equity Amount Payer Value  Payer of performance for  an specific equity underlier
901.e.1.i Lifecycle Underlying Asset Equity Amount Receiver Prefix Prefix for the ID in the Lifecycle Underlying Asset Equity Amount Receiver
          value field.
901.e.1.i Lifecycle Underlying Asset Equity Amount Receiver Value  Receiver of performance for  an specific equity underlier
901.e.1.i Lifecycle Underlying Asset Initial Price   This field represents the price per share/unit of  that were increase or decreased due to this event. On Equity Swap (any), PSA (any) or CFD (any)
          more than one value may be specified by separating the values with a semicolon.
901.e.1.i Lifecycle Underlying Asset Initial Price Currency  The currency of the Lifcycle Underlying Asset Initial Price
901.e.1.i Lifecycle Underlying Asset Initial Price Election  Method to identify the Lifecycle Underlying Asset Initial Price
901.e.1.i Party 1 Event ID   A value provided by the user representing the lifecycle event for party 1.
901.e.1.i Party 2 Event ID   A value provided by the user representing the lifecycle event for party 2.
901.e.1.i Prior UTI    Indicates the prior transaction ID of a swap resulting from an allocation, termination, novation, assignment, compression or clearing.
901.e.1.i Process Date Time   Used to order modification of the same messages
901.e.1.i Remaining Party Prefix   The Prefix for the ID value submitted in Remaining Party Value.
901.e.1.i Remaining Party Value   The ID for the Remaining Party.  This field represents the remaining party of a novated or assigned trade.
901.e.1.i Transaction Type   The Type of Transaction being submitted, whether for a new submission or post trade event.
901.e.1.i Transferee (EE) Prefix   The Prefix for the ID value submitted in 'Transferee value'.
901.e.1.i Transferee (EE) Value   The ID of the Transferee.  This field represents the Trade Party that steps into an existing trade as a result of a novation or assignment.
901.e.1.i Transferor (OR) Prefix   The Prefix for the ID value submitted in 'Transferor value'.
901.e.1.i Transferor (OR) Value   The ID of the Transferor.  This field represents the Trade Party that has assigned or novated the trade to the Transferee.  This is the "step-out" party of the original trade.
901.g;
901.d.10;
901.e.2  UTI     Unique transaction Identifier assigned to a swap.
901.d.2  Branch ID Location Party 2 (Subdivision + Branch) The location of the Branch for Trade Party 2
902.c.7  Allocation Indicator   An indication that the swap is a post-allocation or a pre-allocation swap.
13n-5(b)(1)(iii) Confirmation Type  Indicates if the PET or Confirmation submission is a paper document or an electronic document.
       "Not Confirmed" indicates a transaction that will not have a confirmation (i.e. internal trade).
13n-5(b)(1)(iii) Data Submitter Prefix  Prefix for the value provided in the "Data Submitter value".
13n-5(b)(1)(iii) Data Submitter Value  The LEI for the Submitter.
DDR required Action     This is a DTCC control field, which describes the action to be applied to the trade message.
DDR required As of Date/Time    This is the timestamp that the user is providing for the lifecycle event or new transaction.
DDR required Message ID    This field allows a client to submit their own message ID for internal purposes.
DDR required Message Type    This field will describe the type of TR message being submitted (Confirmation, PET, Realtime,
       Snapshot etc.).
DDR required Party 1 Reporting Obligation  This field identifies the regulator the submitter has requested the message be sent to.
DDR required Party 2 Reporting Obligation  This field identifies the regulator the submitter has requested the message be sent to.
DDR required SendTo     Used for routing messages to DTCC's GTR data centers.
DDR required Submitted For Prefix   The Prefix for the Submitted for Value
DDR required Submitted For Value   The ID of the party the transaction is submitted for.
DDR required Version     An indication of the version of the message specification(s) under which this submission has been constructed. The version number is comprised of the cross-asset spec version number and the asset class specific version number. A blank value will default to the version CA3.0EQ2.0
13n-5(b)(1)(iii)Confirmation Date Time   Denotes the business date and time of the confirm

Rates
SEC Rule  Data Field    Description
901.c.5  SEC Trade Party 1 Role   Indication of registration status for Party 1.
901.c.5  SEC Trade Party 2 Role   Indication of registration status for Party 2.
901.c.7;
907.a.4.i. Pricing context    Usage# 1- Real-Time Reporting: To explain whether and why the primary trade information does not provide all the material information necessary to identify a customized SBS or does not contain the data elements necessary to calculate the price and or whether the reported price may be affected by a factor which is not otherwise discernible to market observers. Usage# 2- Recordkeeping: to explain why a trade has not been publically reported.
901.d.2  Branch ID Location Party 1  The location of the Branch for Trade Party 1
901.d.2  Branch ID Location Party 1 (Subdivision +Branch)  The location of the Branch for Trade Party 1
901.d.2  Branch ID Location Party 2  The location of the Branch for Trade Party 2
901.d.2  Branch ID Location Party 2 (Subdivision +Branch)  The location of the Branch for Trade Party 2
13n-5(b)(1)(iii) Confirmation Date Time  Denotes the business date and time of the confirm
901.c.1  Product ID Prefix   The prefix value for the type of Product ID provided.
901.c.1  Product ID Value   The ISDA Taxonomy representing the product structure.
901.c.1.i Exercise style    How and when the option can be exercised (European, Bermudan, American)
901.c.1.i Exotic - Underlying asset  The underlying asset(s), e.g. floating rate indices, upon which the product is priced.
901.c.1.i Option type    Whether the option is a put or call (actually a payer or receiver option)
901.c.1.i Primary Asset Class   Indicates asset class associated to the message.
901.c.1.i Underlying bond coupon   coupon rate of the bond
901.c.1.i Underlying bond currency  currency of the bond
901.c.1.i Underlying bond ID   ISIN or CUSIP of underlying bond
901.c.1.i Underlying bond issuer   entity that issues the bond
901.c.1.ii Effective Date - leg 1   For Swaps, the effective date of the swap.  For Forwards, Forward date.  Effective Date of the
       Contract: The date that the reportable swap transaction becomes effective or starts. The effective date shall be displayed with two digits for day, month, and year.

       First date of the term of a swap (date of beginning of swap accruals), prior to any adjustment for business days
901.c.1.ii Trade Date    The date on which the trade was executed.
901.c.1.iii Bermudan exercise dates   Dates on which a Bermudan-style exercise swaption can be exercised (unadjusted)
901.c.1.iii Commencement date   beginning of exercise period for american-style options
901.c.1.iii Earliest exercise time   Earliest time option can be exercised on a valid exercise date'
901.c.1.iii Expiration Date    Last date option can be exercised
901.c.1.iii Expiration time    Latest time option can be exercised on a valid exercise date'
901.c.1.iii Latest exercise time   Latest time option notice can be given for exercise
901.c.1.iii Termination Date (unadjusted) - leg 1 last date of the term of a swap (date of end of swap accruals), prior to any adjustment for business days
901.c.1.iii Underlying bond maturity  maturity date of the bond
901.c.1.iv leg 1 payer    Party that pays the settlement amounts of leg 1 (a.k.a stream1 or leg 1).
901.c.1.iv leg 2 payer    Party that pays the settlement amounts of leg 2 (a.k.a stream2 or leg 2).
901.c.1.iv Payment Frequency period - leg 1 How often leg 1 settles - period
901.c.1.iv Payment Frequency period - leg 2 How often leg 2 settles - period
901.c.1.iv Payment Frequency period multiplier - leg 1 How often leg 1 settles - number of periods
901.c.1.iv Payment Frequency period multiplier- leg 2 How often leg 2 settles - number of periods
901.c.1.iv Premium Payer    Party that pays the premium
901.c.1.iv Premium Receiver   Party that receives the premium
901.c.1.iv Premium settlement date/Premium Payment Date Unadjusted date on which the premium is paid
901.c.1.iv Settlement Currency (stream 1)  The currency the stream 1 settles in
901.c.1.iv Settlement Date (unadjusted)  When the settlement occurs
901.c.1.v Nonstandard Flag   Provides an indication that the transaction has one or more additional term(s) or provision(s) not indicated that materially affect(s) the price of the reportable swap transaction.
901.c.2  Original Execution Timestamp  The date and time of the original execution timestamp of the transaction.
901.c.3  Exotic - price - leg1   Valuations (observed or calculated prices)
901.c.3  Exotic - price - leg2   Valuations (observed or calculated prices)
901.c.3  Exotic - price units - leg1  Valuations (observed or calculated prices) - units of price
901.c.3  Exotic - price units - leg2  Valuations (observed or calculated prices) - units of price
901.c.3  Exotic - settlement currency - leg1 The currency or currencies in which the product can settle.
901.c.3  Exotic - settlement currency - leg2 The currency or currencies in which the product can settle.
901.c.3  Generic Product Option Strike Price Currency The currency in which the option strike price is expressed
901.c.3  Premium amount    Amount of the premium
901.c.3  Premium currency   Currency that the premium is denominated in
901.c.3  Premium Type    type of premium to be paid
901.c.3  Strike Price    price at which option is struck; forward price for BF
901.c.4  Exotic - Notional amount - leg1  The notional/nominal quantity on which the cashflows are calculated
901.c.4  Exotic - Notional amount - leg2  The notional/nominal quantity on which the cashflows are calculated
901.c.4  Notional Currency - leg 1  The currency of the notional value upon which interest rate calculations are done.
901.c.4  Number of Options   Number of separate options (product of this and entitlement should be the notional)
901.c.4  Option Entitlement   Notional per option
901.c.6;
901.d.6  Clearer Prefix    Prefix of Clearer
901.c.6;
901.d.6  Clearer Value    Indication if the trade will be cleared, and where.
901.c.7;
907.a.4  Compressed Trade   Indication that the trade is as a result of a compression event
901.c.7;
907.a.4  Inter-Affiliate    Indicate whether the transaction is between two affiliated entities.
901.d.1  Indirect counterparty ID - Party 1 Prefix The Prefix for the ID in the "Indirect counterparty ID - Party 1 Value" field.  This field will be used to validate the value provided in "Indirect counterparty ID - Party 1 Value"
901.d.1  Indirect counterparty ID - Party 1 Value The ID or name of the Indirect Counterparty of Trade Party 1 Value.  If prefix is LEI, then
        LEI Id required.
901.d.1  Indirect counterparty ID - Party 2 Prefix The Prefix for the ID in the "Indirect counterparty ID - Party 2 Value" field.  This field will be used to validate the value provided in "Indirect counterparty ID - Party 2 Value"
901.d.1  Indirect counterparty ID - Party 2 Value The ID or name of the Indirect Counterparty of Trade Party 2 Value. If prefix is LEI, then
        LEI ID required
901.d.1  Name of Trade Party 1   Legal Name of Trade Party 1
901.d.1  Trade Party 1 Prefix   Prefix for the ID in the Trade Party 1 Value field.  This field will be used to validate the value provided in "Trade Party 1 Value"
901.d.1  Trade Party 1 Value   The ID of Trade Party 1 associated to the Trade Party 1 Prefix.
901.d.1  Name of Trade Party 2   Legal Name of Trade Party 2
901.d.1  Trade Party 2 Prefix   Prefix for the ID in the Trade Party 2 Value field.  This field will be used to validate the value provided in "Trade Party 2 Value"
901.d.1  Trade Party 2 Value   The ID of Trade Party 2 associated to the Trade Party 2 Prefix.
901.d.2  Broker Id Party 1 Prefix  Prefix of the Broker for Trade Party 1 if applicable.
901.d.2  Broker Id Party 1 Value   Indicates the LEI of the Broker for Trade Party 1 if applicable.
901.d.2  Broker Id Party 2 Prefix  Prefix of the Broker for Trade Party 1 if applicable.
901.d.2  Broker Id Party 2 Value   Indicates the LEI of the Broker for Trade Party 1 if applicable.
901.d.2  Desk Id Party 1    The client assigned identifier for the Desk ID of Trade Party 1.
901.d.2  Desk Id Party 2    The client assigned identifier for the Desk ID of Trade Party 2.
901.d.2  Execution Agent Party 1 Prefix  Prefix of the Execution Agent for Trade Party 1 if applicable.
901.d.2  Execution Agent Party 1 Value  LEI of execution agent.
901.d.2  Execution Agent Party 2 Prefix  Prefix of the Execution Agent for Trade Party 2 if applicable.
901.d.2  Execution Agent Party 2 Value  LEI of execution agent.
901.d.2  Trader Id Party 1   ID of the Trader for Party 1
901.d.2  Trader Id Party 2   ID of the Trader for Party 2
901.d.3  Automatic exercise threshold rate If exercise is automatic, the minimum amount the trade needs to be in the money for the exercise to occur.
901.d.3  Buyer     Party receiving floating rate/Party with right to exercise the option
901.d.3  Seller     Party paying floating rate/Party with obligation to fulfill the option if exercised (the writer of the option).
901.d.4  Collateral agreement date  The date of the collateral agreement
901.d.4  Collateral agreement title  The title of the collateral agreement
901.d.4  Master Agreement type   Reference to the name of the relevant master agreement, if used for the reported contract (e.g. ISDA
       Master Agreement; Master Power Purchase and Sale Agreement; International ForEx Master Agreement;
       European Master Agreement or any local Master Agreements).
901.d.4  Master Agreement version  Reference to the year of the master agreement version used for the reported trade, if applicable
       (e.g. 1992, 2002, ...).
901.d.4  Other agreement date   The date of other agreement
901.d.4  Other agreement title   The title of other agreement
901.d.5  Bermudan exercise date business centers   Business centers for adjusting Bermudan exercise dates
901.d.5  Bermudan Exercise Date business day convention  Business day convention for adjusting Bermudan exercise  dates
901.d.5  bond option relevant underlying dates (unadjusted) Dates on the underlying set by the exercise of the option (i.e. the termination date on the swap)
901.d.5  bond option relevant underlying dates business centers  TBC. No Description On Template
901.d.5  bond option relevant underlying dates business day convention TBC. No Description On Template
901.d.5  Commencement date business centers  Business centers for adjusting commencement date
901.d.5  Commencement date business day convention Business day convention for adjusting commencement  date
901.d.5  Earliest exercise time business center  Business center corresponding to earliest exercise time
901.d.5  Expiration date business centers Business centers for adjusting expiration date
901.d.5  Expiration Date business day convention Business day convention for adjusting expiration  date
901.d.5  Expiration time business center  Business center corresponding to expiration time
901.d.5  Latest exercise time business center Business center corresponding to latest exercise time
901.d.5  Manual exercise - fallback exercise If the exercise is manual, will the option be exercised automatically if no notice is given and the trade is at least 0.1% in the money
901.d.5  Manual exercise party   If the exercise is manual, to which party should the notice be given?
901.d.5  Premium payment date business centers Business centers for adjusting premium
901.d.5  Premium payment date business day convention  Business day convention for adjusting premium payment date
901.d.5  Settlement Date adjustment business centers  business centers for settlement
901.d.5  Settlement Date adjustment business day convention business day convention for settlement
901.d.7  Clearing Exception Party Prefix  Prefix for the Clearing Exception Party Value
901.d.7  Clearing Exception Party Value  LEI of the Clearing Exception Party for end-user clearing exceptions. Entered if clearing exception has been invoked.
901.d.7  Clearing Exception Type   Indicates the type of clearing exception invoked on the transaction.
901.d.8  bond option relevant underlying dates (relative - offset) - period  Specifies the period type of the offset before or after the reference date that the option will settle
901.d.8  bond option relevant underlying dates (relative - offset) - period multiplier Specifies the number of periods before or after the reference date that the option will settle
901.d.8  Settlement Type How the option is settled (cash or physical)
901.d.9  Execution Venue    The exchange or execution facility on which the trade was executed.
901.d.9  Execution Venue Prefix   The prefix for the Execution Venue
901.e.1.i Event ID party 1   A value provided by the user representing the lifecycle event for party 1.
901.e.1.i Event ID Party 2   A value provided by the user representing the lifecycle event for party 2.
901.e.1.i Event Processing ID   Indicates when the trade is part of a multi-transaction event (e.g. credit event, compression).
901.e.1.i Execution Timestamp   The date and time of execution of the post trade transaction.
901.e.1.i Lifecycle Event    Describes the event type of the record being submitted.
901.e.1.i Prior UTI    Indicates the prior transaction ID of a swap resulting from an allocation, termination, novation, assignment, compression or clearing.
901.e.1.i Remaining Party (RP) Prefix  Prefix for the value provided in the "Remaining Party (RP) Value" field
901.e.1.i Remaining Party (RP) Value  ID of Remaining Party on a Novation
901.e.1.i Transaction Type   The Type of Transaction being submitted, whether for a new submission or post trade event.
901.e.1.i Transferee (EE) Prefix   Prefix for the value provided in the "Transferee (EE) Value" field
901.e.1.i Transferee (EE) Value   LEI of Step In Party on a Novation
901.e.1.i Transferor (OR) Prefix   Prefix for the value provided in the "Transferor (OR) Value" field
901.e.1.i Transferor (OR) Value   LEI of Step Out Party on a Novation
901.g;
901.d.10;
901.e.2  UTI     Unique transaction Identifier assigned to a swap.
902.c.7  Allocation Indicator   An indication that the swap is a post-allocation or a pre-allocation swap
13n-5(b)(1)(iii) Confirmation Type  Indicates if the PET or Confirmation submission is a paper document or an electronic document.
       "Not Confirmed" indicates a transaction that will not have a confirmation (i.e. internal trade).
13n-5(b)(1)(iii) Data Submitter Prefix  Prefix for the value provided in the "Data Submitter value".
13n-5(b)(1)(iii) Data Submitter Value  The LEI for the Submitter.
DDR required Action     This is a DTCC control field, which describes the action to be applied to the trade message.
DDR required As of Date Time    This is the timestamp that the user is providing for the lifecycle event or new transaction.Denotes the business date and time of the snapshot
DDR required Data Submitter Message Id  This field allows a client to submit their own message ID for internal purposes.
DDR required Message Type    This field will describe the type of TR message being submitted (Confirmation, PET, Realtime,
       Snapshot etc.).
DDR required Party 1 Reporting Obligation  This field identifies the regulator the submitter has requested the message be sent to.
DDR required Party 2 Reporting Obligation  This field identifies the regulator the submitter has requested the message be sent to.
DDR required sendTo     Used for routing messages to DTCC's GTR data centers.
DDR required Submitted For Prefix   The Prefix for the Submitted for Value
DDR required Submitted For Value   The ID of the party the transaction is submitted for.

How Do Users Submit Historical Trades to DDR?

The SEC defines a "Pre-enactment" swap as any security-based swap executed before July 21, 2010 (the date of enactment of the Dodd-Frank Act), the terms of which have not expired as of July 21, 2010 and a "Transitional" swap as a security-based swap executed on or after July 21, 2010, and before the first date on which trade-by-trade reporting of security-based swaps in that asset class to a registered security-based swap data repository is required.

The below transaction types will be used to support Pre-enactment and Transitional security-based swap reporting for the SEC. DDR does not  validate whether or not the Historical Expired Trade satisfies the SEC definition of an expired pre-enactment or transitional swap. The Historical and Historical Expired trades will be subject to a minimal set of validations in order for the submission to be accepted for security-based swap reporting. The DDR System validations will focus on core fields necessary for the system to ingest the trade, which includes a valid UTI. Backloaded trades will be required to meet most of  the standard validations that are applied on all SEC submissions (please see Exhibits GG2, GG4 and GG6 for a complete list of required fields for
Historical, Historical Expired and Backloaded trades).  Backloaded trades should be reported as Snapshot messages with Lifecycle Event = "Backload".

The following types of historical trades are accepted by the DDR Systems:

- Historical Expired - Pre-enactment SBS executed before July 21, 2010 but Expired or Terminated before Compliance Date.  For reporting pre-enactment security-based swaps that have expired or terminated before the compliance date for Regulation SBSR, users are required to specify "historical expired" as the transaction type when submitting the trade record.  DDR will apply relaxed validations rules to Historical Expired trades.

- Historical - Transitional SBS executed after July 21, 2010 but Expired or Terminated before Compliance Date. For reporting transitional security-based swaps that have expired or terminated before the compliance date for Regulation SBSR, users are required to specify "historical" as the transaction type when submitting the trade record.  DDR will apply relaxed validation rules to Historical trades.

- Backload - Pre-enactment SBS or Transitional SBS in Existence on or after Compliance Date (post-compliance).  For reporting pre-enactment or transitional security-based swaps in existence on or after the compliance date for Regulation SBSR, users are required to specify "backload" as the transaction type when submitting the trade record.  For all three transaction types, DDR will apply relaxed validation rules.  DDR will apply relaxed validations rules to Backloaded trades.

Identification Codes
Pursuant to SEC Regulation all registered SBSDRs must have a systemic means of identifying and tracking all products and persons involved in a security-based swap transaction.  As prescribed by regulation and the DDR Rulebook, all market participants must provide identifier information in the manner and form requested by DDR..  It shall be the responsibility of each Reporting Party to maintain, or cause the relevant Market Participant to maintain, the identifiers described below (including, but not limited to an internal mapping of static data) and to ensure they are current and accurate.  Users are required to notify DDR of any changes to information they provided through the on-boarding process, including but not limited to identifiers and any relevant internal mapping of static data.  Upon the written request of DDR, a Reporting Party must promptly provide such identifier information, including any internal mapping, in the manner and form requested by DDR.

SEC Regulation has prescribed identifiers where a Unique Identification Code ("UIC") shall be used.  In addition, the SEC has recognized the global Legal
Entity Identifier ("LEI") as an internationally recognized standards-setting system ("IRSS").  Accordingly, with respect to SBS transactions, DDR requires that all Users of its SBSDR services provide the following with respect to each of the 10 identifiers listed below:

Global LEI's
DDR requires all Users to obtain a valid LEI where it exists, from an IRSS that is recognized by the SEC for use as the following identifier, except where noted ([4]Please note that the name of the ID may not be the same as the name of the fields for the UICs on the inbound message. For instance "Platform ID"
must be supplied in the "Execution Venue" field. In order to determine which field should be used, please refer to the related asset class' list of fields.
Please also see Exhibits GG2, GG4 and GG6, the asset class matrices, for additional information. On any outbound reporting the fields will be named as referenced above.). Where LEIs are populated, DDR performs a digit check on the LEI ID.

- Platform ID. The Platform ID is the LEI assigned to the platform (e.g. security-based swap execution facility or execution platform) where an SBS transaction is executed.  DDR requires a LEI be provided for this field.
- Ultimate Parent ID.  The Ultimate Parent ID is the LEI assigned to the ultimate parent of the User.  This information is captured in DDR's operations system at the time a User on-boards to the DDR - SEC reporting service as this is static information that does not vary by trade.  DDR requires that each
 User provide the LEI of the ultimate parent for each account that is registered with DDR, with the exception of (1) natural persons who are not required to provide an LEI for Ultimate Parent (natural person IDs are discussed in more detail in Section 3, below) and (2) asset managers and the funds they manage
 (for asset managers, if the ultimate parent LEI of the fund is unavailable, DDR will accept the LEI for the fund).
- Counterparty ID.  The counterparty ID is the LEI assigned to each counterparty or indirect counterparty to an SBS transaction. The counterparty may be an entity or a natural person.  DDR requires the User to provide any trade party fields or indirect trade party fields.  The fields are to be populated as follows:
 - An on-boarded User (entity).   Such entity is required to provide the value of "LEI" as the trade party 1 and trade party 2 prefix and the LEI value in the trade party 1 and trade party 2 value fields.
 - An on-boarded User (natural person).  For any trade reported against an individual, DDR requires the relevant trade party 1 and trade party 2 prefix of "Internal", the internal ID populated in the relevant trade party 1 and trade party 2 value fields and a name in the relevant trade party 1 or trade party 2 name field.
 - Non-on-boarded counterparties:
  - A non-onboarded MSBSP or SBSD counterparty: The User must provide an LEI for its non-onboarded counterparty firm's counterparty ID if the firm is an MSBSP or SBSD.  The value of "LEI" must be populated in the trade party 1 and trade party 2 prefix fields and the
   LEI value in the trade party 1 and trade party 2 value fields.
  - A non-onboarded firm or natural person counterparty:  The User must provide either an LEI or the User's internal ID for its non-onboarded counterparty firm or natural person's ID.  If an LEI is used the value of "LEI" must be populated in the relevant trade party 1 or trade party 2 prefix field and the LEI value in the relevant trade party 1 or trade party 2 value field.  If the
   User's internal ID is used, the User must provide the value of "Internal" in the relevant trade party 1 or trade party 2 prefix field, the internal ID in the relevant trade party 1 or trade party 2 value field, and a name in the relevant trade party 1 or trade party 2 name field.  Once assigned, the internal ID code must then be consistently used in the User's subsequent DDR reporting of SBS transactions for that counterparty.
- Broker ID. The Broker ID is the LEI assigned to a person acting as a broker for the User.  DDR requires an LEI value to be provided for this field.
- Execution Agent ID.  The Execution Agent ID is the LEI assigned to a person, other than the broker or trader, which facilitates the execution of the
 SBS on behalf of a direct counterparty.  DDR requires an LEI value to be provided for this field.
- Affiliate ID.  SEC Regulations require Market Participants ([5] This requirement does not apply to "a platform, a registered clearing agency, an externally managed investment vehicle, or a registered broker-dealer (including a registered security based swap execution facility) that becomes a [User] solely as a result of making a report to satisfy an obligation under section 242.901(a)(2)(ii)(E)(4)." See 17 C.F.R. section 242.906(b).)  to identify to DDR the Market Participant's ultimate parent and the Market Participant's affiliates who are also Users for any security based swap reported to
 DDR.  The relevant Ultimate Parent ID or Counterparty ID referred to above shall be used to identify to DDR the ultimate parent and affiliates who are also Users.

Other IDS
Each User is required to create the identifiers for SBS as set forth below.  It shall be the responsibility of each Reporting Party to maintain, or cause the relevant Market Participant to maintain, the identifiers described below (including, but not limited to an internal mapping of static data) and to ensure they are current and accurate.  Users are required to notify DDR of any changes to information they provided through the on-boarding process, including but not limited to identifiers and any relevant internal mapping of static data.  Upon the written request of DDR, a Reporting Party must promptly provide such identifier information, including any internal mapping, in the manner and form requested by DDR.
- Transaction ID.  The transaction ID is the UIC assigned to a specific SBS transaction.  DDR accepts transaction IDs in the Unique Transaction
 Identifier field ("UTI") and endorses the CPMI-IOSCO rules for a global UTI. Firms are required to provide this ID in the UTI field on each transaction. DDR validates the transaction ID to determine if it is unique within the DDR System.  Non-Reporting Counterparty sides will be able to see the transaction ID on the position report if they are on-boarded.
- Branch ID. The branch ID is the UIC assigned to a branch or other unincorporated office of the User.  DDR requires the User to provide the 2 digit
 ISO alpha country code and the 2 digit subdivision (city) code where the branch or other unincorporated office is located.  If the User has more than one branch in the same subdivision (city), the branch ID will also include a single digit following the country and city code referencing the specific branch, such as 1 or 2, for example.
- Trading Desk ID.  The trading desk ID is the UIC assigned to the trading desk of the parties to the SBS transaction.  DDR requires that Users populate this field using an alphanumeric code with 10 characters or less.
- Trader ID.  The trader ID is the UIC assigned to a natural person who, or to identify programmed trading which, executes one or more SBS transactions on behalf of a direct counterparty.  DDR requires that Users populate this field using an alphanumeric code with 10 characters or less.
- Product ID.  For Product IDs associated with security based swaps, DDR accepts a taxonomy on a product classification system, for example the ISDA taxonomy ([6] The ISDA taxonomy classifies products as standard by including the word "standard" in the product description. Anything not identified as "standard" is classified as "non-standard." For example a standard Asian Corporate product would be identified as "Standard Asia Corporate," and a non-standard product, as "Asia Corporate.") entity or identifiers such as CUSIP, ISIN and/or RED ID.  DDR will rely on the above referenced classification systems until such time as an internationally recognized standard-setting system is recognized by the SEC.  DDR requires information sufficient to identify the data and  calculate price as required by Applicable Regulation or the data must be flagged as a customized swap.
 The fields in each asset class related to "Product ID" pursuant to SEC Rules 901(c)(1)(i) - (v) are provided in the tables above.

About Transaction IDs
DDR requires a unique identifier ("Transaction ID") per trade in order to report to regulators.  DDR supports reporting in multiple jurisdictions in which
DDR is registered for multiple regulators and provides for two types of identifiers, a USI (Unique Swap Identifier) and UTI (Unique Transaction Identifier).
In order to validate the uniqueness of each transaction ID, DDR applies a methodology ("Locks") that prevent the Transaction ID from being used for another trade in the same or another jurisdiction.

How Are Cleared Trades Handled?

DDR requires each User to indicate whether a trade will be submitted for clearing.  Once a trade has been accepted for clearing the clearing agency will send an "exit" message for the alpha.  DDR views a clearing agency's exit message as the acceptance message of the trade for clearing.  The exit message removes the alpha trade in deference to the beta and gamma trades.

If  an alpha trade is rejected for clearing, DDR requires the clearing agency to send DDR a "rejection" message.   The rejection message will not modify
the trade that was rejected for clearing by exiting or changing the terms of that trade.  The reporting party is responsible for exiting or amending a trade that is rejected for clearing.

Both acceptance and rejection messages will be rejected by the DDR System if the alpha has not already been accepted and processed by DDR.   This provides
a control to ensure reporting is occurring in the order that is required e.g. a rejection message will not be processed prior to the processing of the alpha message.

How Do I Submit Trades via Spreadsheet Upload?
Participants can submit trade records to DDR in CSV file format through the Upload web page.
1 On the GTR ([7] "GTR" refers to the cross asset Global Trade Repository service operated by DDR's ultimate parent and service provider, The
 Depository Trust & Clearing Corporation.)  dashboard, click Upload.

The Upload page appears.
Note: If the GTR dashboard page is not used, click Upload CSV under UPLOADS on the main menu bar.

2 Click Browse and then use the navigation tools provided to locate and select the spreadsheet file that you want to upload.
3 Click Upload.
DDR provides immediate feedback regarding the number of records read.

What Activity Types Are Supported?
Choose one of the following actions to submit new records, or to modify or cancel existing records:
 - New: To submit new records
 - Modify: To update a previously submitted message.
 - Cancel: To cancel  a previously submitted message.

What Transaction Types Are Supported?
Supported transaction types are listed in the table below.
Note: The submission types available vary by asset class. That is, for some asset types, some of the submission types listed are not supported.

Transaction Type Trade Opener or   Description       Submission Type(s)
   Post-Trade Event?          Supported

Trade   Trade Opener   Used to open a new Trade in DDR on initial trade execution. Real-Time/PPD, PET, Confirm, and Snapshot

Historical Expired Trade Opener   "Historical Expired" applies to pre-enactment security-based  Snapshot swaps that have expired or terminated before the compliance date for Regulation SBSR.

Historical  Trade Opener   "Historical" applies to transitional security-based swaps  Snapshot that have expired or terminated before the compliance date for Regulation SBSR.

Backload  Trade Opener   When a trade exists before the inception of SEC reporting  Snapshot and is in existence at the inception of such reporting,
       participants can submit the trade as a "backload" type.

Novation-Trade  Trade Opener   Acts as a trade opener. Novation-Trade is the preferred  Real-Time/PPD, PET, Confirm, and Snapshot method to report the trade between the remaining party and the transferee resulting from a novation.

Exit   Post-Trade Event  Submitted to DDR when the parties wish to remove the trade  PET, Confirm, and Snapshot from DDR.

Novation  Post-Trade Event  Reduces an existing DDR trade state by the notional amount  Real-Time/PPD, PET, Confirm, and Snapshot of the novation. This trade event type is typically used to report a real-time message for the novation agreed upon
       between one party in the existing bilateral trade (the
       transferor) and another party (the transferee). The novation also reduces the notional value of the existing trade between the transferor and the remaining party.

       Full novation represents existing contracts where the
       transferor assigns their entire trade (100% of the notional value) to the transferee. Because the transfer is of a pre-
       existing trade to another party, it does not affect gross
       notional value or contract totals.

       Partial novation represents existing contracts where the
       transferor assigns only a portion of the trade (less than
       100% of the notional value) to a transferee.

Termination  Post-Trade Event  Reduces an existing trade by the notional amount of the  PET, Confirm, and Snapshot termination. Termination represents the unwinding of a
       transaction in DDR. When 100% of the notional value in a
       trade is terminated, it is referred to as a "full termination."
       When only a portion of the notional value (less than 100%) is terminated, it is referred to as a "partial termination." DDR does not differentiate between full termination and partial termination.

Amendment  Post-Trade Event  An amendment to the trade after the original trade had been  Real-Tim/ PPD, PET, Confirm, and Snapshot confirmed. An amendment effectively restates the notional of an existing trade.

Increase  Post-Trade Event  Used to increase the notional of an existing trade after it  Real-Time/PPD, PET, Confirm, and Snapshot has been executed and confirmed. An increase augments the
       trade by the notional amount of the increase.

Exercise  Post-Trade Event  Used to indicate that all or part of an existing option trade  Real-Time/PPD, PET, Confirm, and Snapshot has been exercised. An exercise decreases the notional amount of the trade by the notional amount of the exercise. DDR does not differentiate between partial exercise and full exercise.

How Do I Submit Lifecycle Events via Spreadsheet Upload?
Lifecycle events capture changes to the original agreed-upon trade details that occur during a trade's lifetime. Lifecycle events can be submitted via daily snapshot submissions or as discrete lifecycle events in the form of PET or Confirm submissions.
DDR supports the following lifecycle events:
- Amendment
- Increase
- Novation
- Termination
- Exit
- Exercise
Please see "What Transaction Types Are Supported?" above for descriptions for each lifecycle event.

The following examples indicate how a User would use the "modify" action type to correct a prior submission versus how a User would report a life cycle event via the transaction type field.

Example 1 below shows how a User would submit a message to correct an error in the original message.  While Example 2 shows how a User would submit a message to amend the terms of a previously submitted message as a result of a renegotiated bilateral contract.

Original trade
Action Type Transaction Type Notional Trade Party 1 Trade Party 2
New  Trade   5,000,000 Bank A  Bank B
Modify  Trade   5,000,000 Bank A  Bank C

Example 1 - User entered an incorrect notional.  An action type of modify is needed to correct submission.
Action Type Transaction Type Notional Trade Party 1 Trade Party 2
New  Trade   10,000,000 Bank A  Bank B
Modify  Trade   7,000,000 Bank A  Bank B

Example 2 - The original trade has been confirmed.  However the trade has been bilaterally re-confirmed to restate a new notional.
Action Type Transaction Type Notional Trade Party 1 Trade Party 2
New  Trade   10,000,000 Bank A   Bank B
New  Amendment  15,000,000 Bank A   Bank B

How Do I Download Previously Uploaded Spreadsheets?
Spreadsheets previously uploaded can be downloaded via the DDR web GUI or secure FTP.
1 On the GTR dashboard, click Download.

The Spreadsheet Download page appears.
Note: If the GTR dashboard page is not used, click REPORTS on the main menu bar.

A single spreadsheet can be downloaded as a CSV file, or multiple spreadsheets can be downloaded as a .zip file.
1 To download one or more spreadsheets in a .zip file, click the checkboxes for the spreadsheet(s) to be downloaded and then click Download Zip.
2 To download a single spreadsheet as a CSV file, click the checkbox for that spreadsheet and then click Download CSV.

How Does DDR Conduct Public Price Dissemination?

DDR's Public Price Dissemination solution provides Users with a way to report prices publically pursuant to the SEC regulations for security-based swaps.

Reporting Parties are provided with a specific message, the PPD Message, with which to provide the information required to be disseminated.  Publically disseminated data from a security-based swap data submission must be flagged for dissemination by being included in a PPD Message.  Provided that a security-based swap data submission includes a PPD message type, certain pre-determined data fields will be disseminated by DDR. The PPD Message is available for dissemination if the fields "Reporting Obligation Party 1" or "Reporting Obligation Party 2" are populated with "SEC" and the message passes validations.  DDR may reject a PPD message submitted due to the submission failing to meet DDR validations, including but not limited to the submission failing to be in a format that can be ingested by DDR, failing to meet jurisdictional requirements or failing to provide required data elements.  A rejected
PPD message is deemed not to have been submitted at all with respect to reporting to the jurisdiction for which it was rejected (it is possible that one message is submitted to comply with reporting in more than one jurisdiction and may be acceptable for one jurisdiction, but rejected for the other).

The PPD platform will perform validations on every PPD Message submitted.  Based on the result of that validation, the PPD application will issue a response to the relevant parties indicating a positive or negative validation result. The possible message responses are identified as the acknowledgement ("ACK")
and negative acknowledgement ("NACK") messages, discussed in more detail below.

DDR requires a separate message for public dissemination and for updating the position record.  DDR requires that PPD Messages be sent at the same time as the position messages (i.e. PET, Confirmation and/or Snapshot messages).  Firms may not send their position messages immediately and hold their PPD messages for up to 24 hours or vice versa.  This applies to all update types where there is an accompanied position message, such as position opening messages, life cycle events and corrections.  Further, DDR does not determine whether a PPD message should be disseminated publically.  Any PPD message received is disseminated publically if it passes validations and is directed to the SEC as discussed above.  DDR requires that the Reporting Party only provide PPD messages that are required to be disseminated under the regulations.

The dissemination of an accepted PPD Message will be immediate upon receipt and processing.  The following timestamps will be recorded:
- Earliest recorded timestamp when message is placed on queue.
- Timestamp of when message was received.
- Timestamp of when message was processed by the PPD Platform.
- Timestamp of when message was expected to be disseminated.
- Timestamp of when message was actually disseminated.

Timestamps can also be used by regulators and Users to determine the time a trade is submitted to DDR.
The Dissemination ID is an SDR generated identifier used to uniquely identify a message without exposing the unique transaction identifier.  This ID will be used to manage cancellations and corrections.  On any PPD Message with an action of modify or cancel, the "Original Dissemination ID" will also be provided so that the original message impacted is identified.

The PPD Platform will receive messages with the following values in the Action field for a UTI:
- New -  A participant must submit a message an Action Type of New for each Transaction Type when submitted for the first time on a particular UTI.
  Examples of Transaction Types are:  Trade, Novation, Partial Termination, Amendment, Exit.
- Modify - An Action Type of Modify instructs the PPD application to modify the last submission on that UTI.  An Action Type of Modify is used to correct errors in a prior message and will appear as both as Action Types of "Cancel" and "Correct."  "Cancel" represents a cancellation of the previous submission and "Correct" represents a modification of that submission. If an Action Type of Modify is submitted on a UTI that does not exist on the PPD
  Platform, the submission will receive a NACK message response.
- Cancel - An Action Type of Cancel instructs the PPD Platform to cancel the last submission on a particular UTI.  If the previous submission has been disseminated, the PPD Platform will disseminate a cancel along with a link to the original dissemination ID.  If an Action Type of Cancel is submitted on a UTI that does not exist on the PPD Platform, the submission will receive a NACK message response.

How Do I Know That DDR Accepted My Transaction?
DDR performs different types of validations for each transaction it receives:
- Schema validations - check that a submission is consistent with the accepted GTR format. i.e. is CSV valid, the fields are formatted correctly
- Core validations - the basic checks that ensure the submission can be accepted into the GTR, i.e. Permission, USI/UTI lock, transaction & action type consistency validations

- Business validation - applied at the point of in-bound submission processing to ensure integrity and logical consistency. These validations will:
 - Ensure that the messages are well formed and provide a logical and complete description of the core trade economics.
 - Ensure that DDR does not degrade the quality of the information held within the repository by allowing incomplete or illogical trade descriptions to be accepted and stored.

- Regulatory validations - regulatory specific validations applied following the normal business validations.  For example, if the same field is required by one jurisdiction and is optional for another, the jurisdiction requiring the field would have a regulatory validation to check for the field

DDR will accept or reject transactions based on its validation process.   Acceptance messages are called ACKS (acceptance) and rejection messages are
called NACKs (negative acceptance).   Where a transaction is accepted, both the submitting party and its on-boarded counterparty receive electronic ACK messages.  Where a transaction was not accepted, the submitting party will receive an electronic NACK message along with an associated error code so that they can correct the transaction and retransmit to DDR.  Where a transaction is accepted but fails one of the jurisdictional validations, the submitting party will receive an electronic notification along with the associated error code so they can correct the transaction and retransmit to DDR.  DDR may reject a transaction submitted due to the submission failing to meet DDR validations, including but not limited to the submission failing to be in a format that can be ingested by DDR, failing to meet jurisdictional requirements or failing to provide required data elements.  A rejected transaction is deemed not to have been submitted at all with respect to reporting to the jurisdiction for which it was rejected (it is possible that one transaction is submitted to comply with reporting in more than one jurisdiction and may be acceptable for one jurisdiction, but rejected for the other).

Examples of error codes are:

ERROR_CD INTERNAL_DESCRIPTION  ASSET_ID TYPE
BASV-00001 Missing Asset Class  ALL  Error (NACK)
BASV-00002 Missing Submitter ID  ALL  Error (NACK)
BASV-00004 Missing Message Type  ALL  Error (NACK)
BASV-00005 Missing Transaction Type ALL  Error (NACK)

How Does DDR Calculate Trade State?

DDR calculates the trade state for every trading party in DDR and for all UTIs present in the system. The trade states are summed to determine the party-counterparty position.

DDR calculates the trade state for a given UTI by summing the trade events that DDR receives for that particular UTI.

How Does DDR Calculate Positions?

In order to calculate Positions, DDR requires reporting parties to provide all necessary information in order to establish the trade state for a specific swap ("Trade State").

Upon request, based on the data attributes available in DDR's databases, the DDR System is able to utilize the Trade States to allow for the calculation of specific Positions based on one or more of the following attributes:

i. Underlying instrument, index, or reference entity;
ii. Counterparty;
iii. Asset class;
iv. Long risk of the underlying instrument, index, or reference entity; and
v. Short risk of the underlying instrument, index, or reference entity.

How Do I Confirm, Verify or Dispute the Accuracy of a Security-Based Swap Transaction?

Data that has been submitted to DDR must be complete and accurate.  DDR provides facilities reasonably designed to allow a Reporting Party to confirm a position and the non-reporting User to verify a position in which they are a counterparty, in addition to providing Users the opportunity to effectively resolve disputes over the accuracy of transaction data and positions that are reported to DDR.

The SDR Services will make available trade detail reports that enable Users to view all records, including records submitted by the User and records submitted for a trade allegedly identifying the User as a counterparty to the trade.  These reports will allow Users to reconcile the records in the
SDR Services to their own risk systems.

The Users shall be responsible for resolving any disputes between themselves uncovered during the reconciliation process and, as appropriate, submitting correct information pursuant to the DDR Rulebook.  The disputed status will remain until the Reporting Party updates the transaction.  See the "Dispute"
Section below for more information.

DDR's confirmation and pairing methodology and verification process (utilized by the Non-Reporting Counterparty User) are described below.

Pairing Methodology to Confirm a Position

DDR will establish the pairing method using three key data elements: (1) identity of the entity submitting data to DDR, (2) confirmation type, and
(3) confirmation status.

DDR obtains information regarding (1) and (2) from the entity that submits data to DDR.  The entity that submits the data provides the confirmation type of "electronic," "non-electronic," or "non-confirmed."  DDR derives the confirmation status based on a hierarchy applied to the submitting entity:
Trusted Sources, an affirmation or confirmation platform, the submitting party indicates the trade was executed on an electronic trading facility and inter-affiliate trades are assigned a confirmation status of "confirmed".  For all other types of entities that submit trade information to DDR, the confirmation status (confirmed or unconfirmed) is assigned based on the confirmation type provided by the submitter.  If the confirmation type is
"electronic" or "non-electronic," the confirmation status becomes "confirmed."  If the confirmation type is "non-confirmed," then the confirmation status becomes "unconfirmed."  DDR provides the confirmation status to Users on their position reports.

A trade may initially be submitted to DDR as unconfirmed, in which case it is the responsibility of the Reporting Party to update the confirmation type once the trade has been confirmed.

Verification Methodology

The Non-Reporting Counterparty User is responsible for verifying the accuracy of the information submitted by the Reporting Party.  DDR employs the following methodology to indicate the verification status of a position:

(1) Verified means the terms of the position are accurate.
 (a) Trades received from a DDR Trusted Source, a recognized affirmation or confirmation platform, or was executed on a trading platform default to
  "verified."
 (b) The verification status for inter-affiliate trades defaults to "verified."
 (c) The Non-Reporting Counterparty User sends a verification message indicating that the position is "verified."
(2) Disputed means a position is not classified as (1)(a) or (1)(b) above and the Non-Reporting Counterparty User has sent a verification message indicating that the position is "disputed."
(3) Pending Verification means a position is not classified as (1)(a) or (1)(b) above and the Non-Reporting Counterparty User has not taken any action to verify or dispute the position within 48 hours of DDR's position calculation.
(4) Deemed Verified means a position is not classified as (1)(a) and (1)(b) above and the Non-Reporting Counterparty User has not taken any action to verify or dispute the position after 48 hours of DDR's position calculation.

Outreach to Non-User Counterparties

DDR will attempt to contact counterparties to a trade reported to DDR who are not Users (a "Non-User"), where such party's LEI is provided and there is email contact information available to DDR in the information or static data maintained by the DTCC trade repositories about their Users ("TR System User
Database"), to notify the Non-User that a trade has been reported on which they may have been named a counterparty and they must on board to DDR to verify the accuracy of the information submitted and provide any missing information such as UICs, if applicable.  Non-Users may contact DDR to provide UICs as described below, however, Non-Users cannot verify the accuracy of information submitted to DDR without onboarding.

Contacting Users Regarding Missing UICs

Daily reports are available to all Users containing data for trades on which they are identified as a counterparty.  These reports allow the User to review any record submitted by it or any entity naming the User as a counterparty to a submitted trade. DDR requires the User to review their daily reports to identify any errors on the trade details, including should any fields appear blank, and promptly correct such error or blank field.  In addition, daily reports can be reviewed to determine if any UICs are missing and, if so, the User must modify the record to add the missing UICs via any message utilized by that User to submit data to DDR or by a UIC message as described in the Rulebook Rule 4.2.3.2. A Non-User may request its User counterparty provide these
UICs on its behalf.

A Non-User may provide its Ultimate Parent ID, Affiliate ID and an email contact directly to DDR by emailing such information to DDR-Onboarding@dtcc.com.
The subject line of the email must state "Non-User SEC Requirements".  The body of the email must state the Non-User's legal name, email contact information,
"Ultimate Parent ID - [insert LEI]" and "Affiliate ID [insert one LEI for each affiliate]".  The Non-User is responsible for ensuring the continued accuracy of this information.  DDR will not verify the accuracy of the information provided by the Non-User.  DDR may use the email contact information to contact the Non-User as described below.  All Non-User information provided pursuant to this paragraph will not be included in the automated DDR System, but will be provided to the SEC upon request..

Disputes

The Users shall be responsible for resolving any disputes between themselves uncovered during the reconciliation process and, as appropriate, submitting correct information.  In the event a User disputes a trade alleged to apply to it by the counterparty, or disputes any of the terms within the alleged transaction, the User shall register such dispute by indicating the position is disputed on the verification message.  If such User fails to register such dispute within 48 hours of the relevant trade detail report being issued, the record will be deemed verified as described above.  The disputed status will remain until the Reporting Party updates the transaction.  The non-reporting User may submit dispute messages in response to any new or updated trade.

All reports and Transaction Records provided to Designated Regulators will include the status of these Transaction Records, including dispute and verification status, thus making such disputes visible to the SEC and incentivizing the parties to the transaction to resolve the dispute.  Where DDR has received conflicting or inconsistent Transaction Records from more than one submitter in respect of a particular transaction (such as from a SEF and a
Reporting Party), DDR will maintain all such Transaction Records (unless cancelled or modified as described above) and will make such records available to the Designated Regulators in accordance .

Reports

DDR provides regulators and Users with reports that are designed to provide visibility into positions and the status of submitted trades.

Reports are sent to Users via the channel elected by the User--either a) through direct computer-to-computer link, or b) to the User's Portal account.

Users and regulators must be configured with the proper authorizations in order to view reports. With the exception of the ACK / NACK and spreadsheet download reports which are created as soon as submissions are uploaded to the DDR, all reports are created once a day during the DDR batch cycle which starts at 04:00 EST in the US Data Center (USDC). All standard reports include header records containing both the business date for which the report was generated and also the actual date that the report ran. Having this information stated on all reporting output provides participants with the information needed to enable them to ensure that they use the latest reports available. Ad-hoc queries of specific data can be achieved by contacting the GTR operations team (email GTR_Operations@dtcc.com).

How are Users Notified of Changes to the DDR System?

There are often changes that need to be made to the DDR System to maintain compliance with the regulations, improve efficiencies, respond to industry best practices or address business changes determined by management and approved by the Board and regulators (if applicable).  This may take the form of new fields or flags or changes to validations.
Prior to the dissemination of a SBS that is newly required to be reported, DDR will ascertain if a new flag is necessary by considering, among other things, identifying characteristic(s) of a security-based swap, or circumstances associated with the execution or reporting of the security-based swap, that could, in the fair and reasonable estimation of the registered security-based swap data repository, cause a person without knowledge of these characteristic(s) or circumstance(s), to receive a distorted view of the market.  DDR then will determine whether to establish flags to denote such characteristic(s) or circumstance(s) and will direct participants that report security-based swaps to apply such flags, as appropriate, in their reports to the registered security-based swap data repository.

Such changes are reviewed internally and an initial course of action is determined.  For changes that affect DDR Users, an external working group is engaged to determine if the chosen course of action meets the needs of the customers, the timing of the changes and to discuss any other issues.  Once a course of action and dates are agreed with customers, the changes are scheduled to be made through coding and testing.  If the changes are significant, the code for the changes will be placed in UAT for testing by the customers.  The changes are also posted to the website in change management documents and updated specifications with change logs so that customers can determine any action needed on their part (build and/or testing).  The website will also contain a timeline of when the changes will be entered into production.  If needed, emails will also be used to alert customers to specific changes and the timing of the changes.